UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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American Express Company

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proxy statement for

2013 annual meeting

of shareholders

our values

Our Blue Box Values reflect who we are

and what we stand for as a company.

Against the backdrop of a slow-growth environment, American Express delivered a strong total shareholder return in 2012 by controlling expenses, improving credit quality and generating higher revenues in all of our major business segments.

AMERICAN EXPRESS COMPANY 200 VESEY STREET NEW YORK, NEW YORK 10285

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Monday, April 29, 2013, at 9:00 a.m.

Place	American Express Company 200 Vesey Street, 26th Floor New York, New York 10285

Items of Business

(1)    Election of directors

(2)    Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013

(3)    Advisory resolution to approve executive compensation

(4)    Shareholder proposal relating to separation of chairman and CEO roles

(5)    Such other business that may properly come before the Annual Meeting

Record Date	Close of business on March 1, 2013

Carol V. Schwartz

Secretary and Corporate Governance Officer

March 8, 2013

Location of the Annual Meeting	Inside Back Cover

GENERAL INFORMATION

Annual Meeting Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the board of directors of American Express Company for the 2013 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting. We expect to mail our notice of Internet availability of the proxy materials on or about March 15, 2013 and to begin mailing our proxy materials on March 20, 2013.

We are holding the Annual Meeting at 9:00 a.m. Eastern Time on Monday, April 29, 2013, at our headquarters in New York City, and we invite you to attend in person. Directions are on the inside back cover. If you need special assistance at the meeting because of a disability, you may contact Carol V. Schwartz, our Secretary, by telephone at 212-640-5714, by e-mail at carol.schwartz@aexp.com, or by writing to her at the company’s headquarters at 200 Vesey Street, New York, New York 10285.

We do not require tickets for admission to the meeting but do limit attendance to shareholders on the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. For safety and security purposes, no cameras, camcorders, videotaping equipment, or other recording devices, and no large packages, banners, placards, or signs will be permitted in the meeting. Only shareholders or their valid proxy holders may address the meeting.

We have arranged for a live audio webcast and a replay of the 2013 Annual Meeting of Shareholders to be accessible to the general public at our website at http://ir.americanexpress.com. (Information from this website is not incorporated by reference into this proxy statement.)

How to View Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 29, 2013.

Our proxy statement and 2012 annual report to shareholders are available online at  http://ir.americanexpress.com.

We will mail to certain shareholders a notice of Internet availability of proxy materials. This notice contains instructions on how to access our proxy statement and 2012 annual report and vote online. We also offer you the option to receive our proxy materials electronically in the future. You may register to do so at our website.

How to Vote

We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important, and for all items other than ratification of our auditor, if you hold shares in street name, your shares will not be voted by your bank or broker if you do not provide voting instructions. You may vote common shares that you owned as of the close of business on March 1, 2013, which is the record date for the meeting.

You may vote in the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL
In the United States or Canada, you can vote your shares by calling 1-800-690-6903.	You can vote your shares online at www.proxyvote.com.	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope.

GENERAL INFORMATION

For telephone and Internet voting, you will need the 12-digit control number included on your notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Telephone and Internet voting are available through 11:59 p.m. Eastern Time on Tuesday, April 23, 2013, for shares held in employee plans, and through 11:59 p.m. Eastern Time on Sunday, April 28, 2013, for all other shares.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted if you:

•	Submit a written revocation to our Secretary

•	Submit a later-dated proxy or voting instruction form

•	Provide subsequent telephone or Internet voting instructions, or

•	Vote in person at the meeting

If you sign and return your proxy card or voting instruction form without any voting instructions with respect to a matter, your shares will be voted as our board recommends.

Voting at the Annual Meeting

The way you vote your shares prior to the meeting will not limit your right to change your vote at the meeting if you attend in person and vote by ballot. If you hold shares in street name and you want to vote in person at the meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker, or other nominee to obtain a legal proxy.

Additional information regarding voting procedures and the meeting can be found under Voting Instructions and Information on page 75.

Vote Confirmation

We are again offering our shareholders the opportunity to confirm their vote was cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Beginning April 15, 2013 and for up to two months after the annual meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (included on your notice, on your proxy card, or in the instructions that accompanied your proxy materials) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

PROXY SUMMARY

We provide below highlights of certain information in this proxy statement. As it is only a summary, please review the complete proxy statement and 2012 annual report before you vote.

2012 Performance Highlights

The company’s results for 2012 reflected strong spending growth and credit performance in both the United States and internationally. The rate of growth was, however, slower than in the prior year, reflecting in part the impact of a challenging global economic environment.

•	We had a record $888 billion in worldwide billed business (spending on American Express® Cards, including Cards issued by third parties), an increase of 8% (9% on an FX adjusted basis) over last year.

•	Our total revenues net of interest expense rose 5% (6% on an FX adjusted basis1) to $31.6 billion.

•	Our credit performance outpaced the industry, and write-off rates remained near historic lows.

•	Our total shareholder return for the year was 24%, compared to a 16% gain for the S&P 500 Index.

•	We executed on our growth strategies by broadening our digital capabilities and introducing innovative products and services, including Bluebird, our next-generation alternative to checking and debit.

The company also reached settlements in 2012 with bank regulators to resolve reviews of certain aspects of our U.S. consumer card practices for compliance with certain consumer protection laws and regulations. Further information on our 2012 performance can be found on page 20.

Executive Compensation Program

Our executive compensation program is designed to reward our leadership team for delivering results and building sustainable shareholder value. We believe our program’s performance measures align the interests of our shareholders and senior executives by tying pay outcomes to our short-, medium-, and long-term performance. Several important features of our executive compensation program are:

•	Over 85% of the total direct compensation delivered for 2012 to our CEO and other Named Executive Officers was variable and tied to performance.

•

Our Compensation and Benefits Committee assesses performance using a framework that reviews results relative to our goals and to our competitors, progress against strategic initiatives, and risk/control and compliance goals. This framework is designed to provide a broad and balanced view of performance and discourage imprudent risk-taking.

•

Our long-term incentive awards included performance-vested restricted stock units whose value is based on achievement of return on equity targets as well as stock performance, stock options, and three-year performance-period portfolio grant awards whose value is based on the achievement of financial and strategic goals and relative stock performance.

•	We require our executive officers to have significant outright ownership of company shares, and we prohibit hedging of their company shares.

[1]	The foreign currency adjusted information, a non-GAAP measure, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars, making it easier to compare performance in one period to another period without the variability caused by fluctuations in currency exchange rates.

PROXY SUMMARY

•

We made a number of changes to our executive compensation program in recent years to further strengthen the link between pay and performance. For example, we added performance vesting to our annual restricted stock unit grants, added a clawback feature to the cash bonus paid to the CEO, and prospectively eliminated excise tax gross-up in change-in-control situations for all employees.

Our Compensation Discussion and Analysis is on pages 20 to 40, the Report of the Compensation and Benefits Committee is on page 40, and our Summary Compensation Table and the other compensation tables and narrative discussion are on pages 41 to 54.

Meeting Agenda Items

Item 1—Election of Directors

You are being asked to elect 13 directors. Except for Messrs. Leschly and Miller, who have reached the mandatory retirement age of 72, each of our current directors is standing for reelection to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

All directors attended over 75% or more of the meetings of the board and board committees on which they served in 2012.

SUMMARY INFORMATION ABOUT OUR DIRECTORS AND DIRECTOR NOMINEES

	AGE	DIRECTOR SINCE	CURRENT OCCUPATION	INDEPENDENT	OTHER PUBLIC BOARDS	COMMITTEE MEMBERSHIPS
						ARC	CB	IT	NG	PR
Charlene Barshefsky	62	2001	Senior International Partner, WilmerHale		3					C
Ursula M. Burns	54	2004	CEO, Xerox Corporation	X	2	M
Kenneth I. Chenault	61	1997	CEO, American Express Company		2
Peter Chernin	61	2006	Founder, Chernin Entertainment Inc.	X	1		M	M	M	M
Anne Lauvergeon	53	2013	Partner and Managing Director, Efficiency Capital	X	2
Theodore J. Leonsis	57	2010	CEO, Monumental Sports & Entertainment LLC		2			C
Jan Leschly*	72	1997	Founder and Chairman, Care Capital LLC	X	–		C			M
Richard C. Levin	65	2007	President, Yale University	X	–	M				M
Richard A. McGinn	66	1998	General Partner, MR Investment Partners	X	1		M	M	M
Edward D. Miller*	72	2003	Former President and CEO, AXA Financial, Inc.	X	1		M	M	M
Samuel J. Palmisano	61	2013	Former Chairman and CEO, IBM	X	1
Steven S Reinemund	64	2007	Dean, Wake Forest Schools of Business	X	3	M			M	M
Daniel L. Vasella	59	2012	Former Chairman and CEO, Novartis AG	X	1	M
Robert D. Walter	67	2002	Founder and Former Chairman and CEO, Cardinal Health, Inc.	X	2		M	M	C
Ronald A. Williams	63	2007	Former Chairman and CEO, Aetna, Inc.	X	3	C

ARC	Audit, Risk and Compliance Committee	C	Chair
CB	Compensation and Benefits Committee	M	Member
IT	Innovation and Technology Committee
NG	Nominating and Governance Committee
PR	Public Responsibility Committee

*	Messrs. Leschly and Miller have reached the mandatory retirement age of 72 and are not standing for reelection.

PROXY SUMMARY

SUMMARY INFORMATION ABOUT OUR 2012 BOARD AND COMMITTEE MEETINGS

	MEMBERS	INDEPENDENCE	MEETINGS
Full Board (at 12/31/2012)	13	77%	8
Audit, Risk and Compliance	5	100%	15
Compensation and Benefits	5	100%	8
Innovation and Technology	5	80%	4
Nominating and Governance	5	100%	6
Public Responsibility	5	80%	3

REQUIRED VOTE

Except in a contested election, each director nominee is elected annually by a majority of votes cast. As was the case for the 2010, 2011 and 2012 annual meetings, a former employee, Mr. Peter Lindner, has indicated that he intends to present himself as a nominee. Accordingly, the director voting standard will be a plurality of votes cast, as discussed on page 58.

ITEM 1 RECOMMENDATION: Our board recommends a vote FOR the election of the director candidates nominated by the board.

Item 2—Ratification of Appointment of PricewaterhouseCoopers LLP for 2013

PricewaterhouseCoopers LLP (PwC) has been our independent registered public accounting firm since 2005. Our Audit, Risk and Compliance Committee charter requires a comparison of resources available in other audit firms at least every ten years. The most recent review took place in 2004, at which time the committee engaged PwC.

The fees paid to PwC are detailed on page 65. Tax and Other Fees in 2012 were approximately 1% of the total fees paid to PwC in 2012.

One or more representatives of PwC will be present at the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

ITEM 2 RECOMMENDATION: Our board recommends a vote FOR this proposal.

Item 3—Advisory Approval of Our Executive Compensation (Say on Pay)

We are asking shareholders to approve on an advisory basis our Named Executive Officer compensation. We hold this advisory vote on an annual basis. The next such advisory vote will be at the 2014 annual meeting.

ITEM 3 RECOMMENDATION: Our board recommends a vote FOR this proposal.

Item 4—Shareholder Proposal

A proposal relating to separate chairman and chief executive officer (CEO) roles is expected to be presented for vote and is on page 68.

ITEM 4 RECOMMENDATION: Our board recommends a vote AGAINST this proposal.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

Our Corporate Governance Framework

Our corporate governance framework is designed to support the company’s brand attributes of trust, security, and integrity, and to promote achievement of our financial targets through responsible development and execution of corporate strategy.

Our governance framework enables independent and skilled directors to provide oversight, advice, and counsel to promote the interests of American Express and its shareholders. Key governance policies and processes include our codes of conduct, our comprehensive enterprise-wide risk management program, our commitment to transparent financial reporting, and our systems of internal checks and balances.

Corporate Governance—

Integrity and Trust

At American Express, we seek to achieve strong results for our shareholders. We do this through a commitment to high standards of ethical behavior and integrity, sound governance and risk management practices, a strong ethos of customer service, and a commitment to giving back to the communities in which we work and operate.

You may view our Corporate Governance Principles, the charters of each of our board committees, and the codes of conduct for our employees and directors at http://ir.americanexpress.com. These documents provide the framework for our governance at the board level. Our directors understand that they serve you as shareholders in carrying out their responsibility to oversee the operation and strategic direction of our company. To do so effectively, they periodically review our corporate governance principles and practices to assure that they are appropriate and reflect high standards.

American Express Corporate Governance Framework

Board Independence	•	10 out of 13 of our director nominees are independent.
	•	Our CEO is the only member of management who serves as a director.
Board Composition	•	Directors may not stand for reelection after age 72.
	•	Directors regularly review board performance, assess gaps in skills or experience on the board, and periodically bring on new directors to add a fresh perspective and assure continuity and adequate succession planning.
Board Committees	•	We have five board committees—Audit, Risk and Compliance; Compensation and Benefits; Nominating and Governance; Public Responsibility; and Innovation and Technology.
	•	Our Audit, Risk and Compliance; Compensation and Benefits; and Nominating and Governance Committees are composed entirely of independent directors.
	•	Chairs of our board committees shape the agenda and information presented to their committees.
Independent Lead Director	•	Our independent directors annually elect an independent lead director.
	•	Our independent lead director chairs regularly scheduled executive sessions, at which directors can discuss matters without management present, including management performance, succession planning, board information needs, and board effectiveness.
Board Oversight of Risk and Strategy	•	Risk management is overseen by our Audit, Risk and Compliance Committee. Key risks are reviewed by this committee and reported to the board.
	•	Our Compensation and Benefits Committee reviews compensation practices so that they do not encourage imprudent risk-taking.
	•	Our Public Responsibility Committee reviews political contributions activities.
	•	Our board directly oversees and advises management on development and execution of strategy, including through an in-depth review at an annual two-day strategy off-site.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

Accountability	•	All directors are elected annually.
	•	In uncontested director elections, our directors are elected by a majority of votes cast.
	•	Each common share is entitled to one vote.
	•	Special meetings may be called by holders of 25% of our common shares, in accordance with our by-law procedures.
	•	We have regular outreach and engagement with shareholders, and all shareholders are able to raise concerns to our directors or to our corporate ombudsperson.
Director Stock Ownership	•	A personal holding of 20,000 shares (including share equivalent units) is recommended for each director, to be acquired within five years of joining the board.
Succession Planning	•	CEO and management succession planning is one of the board’s highest priorities. Our board devotes significant attention to identifying and developing talented senior leaders.
Open Lines of Communication	•	Our board promotes open and frank discussions with senior management.
	•	Our directors have access to all members of management and other employees on a confidential basis and are authorized to hire outside consultants or experts at the company’s expense.

Corporate Governance Principles and Practices

Board Independence

Our governance principles provide that a substantial majority of our directors will meet the criteria for independence required by the New York Stock Exchange (NYSE). A director is considered independent if the board determines that he or she does not have a material relationship with the company. In making its annual independence determinations, the board considers transactions between each director nominee and the company. Our board has established guidelines to assist it in determining director independence. These guidelines can be found within the corporate governance principles on the “Corporate Governance” link at http://ir.americanexpress.com. They cover, among other things, employment and compensatory relationships, relationships with our auditors, customer and business relationships, and contributions to not-for-profit organizations.

Based on our guidelines, on February 21, 2013, the board determined that Messrs. Leschly and Miller together with 10 of the board’s 13 director nominees are independent: Mses. Burns and Lauvergeon, and Messrs. Chernin, Levin, McGinn, Palmisano, Reinemund, Vasella, Walter, and Williams. The other director nominees, Ambassador Barshefsky, Mr. Chenault, and Mr. Leonsis, are not independent under these guidelines.

Our director independence guidelines provide that a material relationship with the company will be deemed to exist if a director is a partner of, or of counsel to, a law firm that performs substantial legal services to the company on a regular basis. Ambassador Barshefsky is a partner of the law firm of WilmerHale, which firm provided legal services to us in 2012 at customary rates. As discussed under Certain Relationships and Transactions on page 71, Mr. Leonsis provided services to the company in 2012 and is not independent.

Board Leadership

CHAIRMAN AND CEO ROLES

Our governance principles provide that ordinarily and in normal circumstances, the chief executive officer will also serve as chairman of our board. Our board believes that our combination of an independent lead director, independent committee chairs, and experienced and committed directors, with Mr. Chenault serving in a unified

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

chairman and chief executive officer role, serves the best interests of American Express at this time. By serving as both chairman and chief executive officer, Mr. Chenault has been able to draw on his knowledge of the daily operations of the company, industry, and competitive developments, and of the company’s relationships with customers, employees, and business partners to provide our board with leadership in setting its agenda and focusing its discussions. Mr. Chenault’s combined role has also ensured that we present our message and strategy to shareholders, employees, and customers with a unified voice, and provides unambiguous accountability.

INDEPENDENT LEAD DIRECTOR

The Nominating and Governance Committee reviews our board’s leadership structure. In February 2011, at the recommendation of the committee, the board established the position of independent lead director, replacing our past practice of rotating presiding directors. This position was put in place to supplement the leadership that had historically been provided by each of our board committee chairs and the presiding directors. The committee believes that providing a clearly defined and significant independent lead director role, combined with having active, independent-minded, skilled, and committed directors, provides a framework for effective board oversight.

Our lead director, currently Mr. Robert D. Walter, is an independent director. He was reelected lead director in February 2013 by the independent directors upon the recommendation of the Nominating and Governance Committee.

EXECUTIVE SESSIONS

Executive sessions enable the board to discuss matters without management present, including strategy, management performance, succession planning, and board effectiveness. Our non-management directors generally meet in executive session at each regularly scheduled board meeting, including at least one executive session of independent directors only. Any director may request additional executive sessions of non-management or independent directors.

Additional meetings of the independent directors may also be called at any time by the lead director. During 2012, our board held seven executive sessions of non-

management directors, one of which included independent directors only.

Duties and Powers of Our Independent Lead Director:

•   Preside at all meetings of the board at which the chairman is not present, including the executive sessions of the independent directors, and apprise the chairman of the issues considered and decisions reached.

•   Call additional meetings of independent directors.

•   Facilitate communication and serve as a liaison between the chairman and the independent directors.

•   Advise the chairman of the board’s informational needs and review and approve the types of information sent to the board and board meeting agendas.

•   Review and approve the schedule of board meetings to assure that there is sufficient time for discussion of all agenda items.

•   If requested by major shareholders, be available as appropriate for consultation and direct communication.

•   Perform such other duties as the independent directors may from time to time designate.

Accountability

MAJORITY VOTING FOR DIRECTORS

Our by-laws provide that directors will be elected by a majority of “for” votes cast in a non-contested election (where the number of nominees is the same as the number of directors to be elected). If a director receives a greater number of votes “against” than votes “for” his or her election, the director is required to immediately submit his or her resignation to the board. Our board of directors, excluding such individual, will decide whether or not to accept such resignation and will promptly disclose and explain its decision in a Form 8-K filed with the Securities and Exchange Commission (SEC) within 90 days after the results of the election are certified.

In a contested election, the director nominees who receive the plurality of votes cast are elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the board, regardless of whether they receive a majority of votes cast. An election is considered contested under our certificate of incorporation if there are more nominees than positions on the board to be filled at the meeting of shareholders as of the 14th day prior to the date on which we file our definitive proxy statement with the SEC.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

For the election of directors at the 2013 annual meeting, because Mr. Peter Lindner has indicated that he intends to present himself as a nominee, there will be more nominees than the number of directors to be elected, and therefore, plurality voting will govern, as described on page 58.

CALLING OF SPECIAL SHAREHOLDER MEETINGS

Our by-laws allow holders of 25% or more of our common shares to call a special meeting of shareholders in accordance with specified procedures. Our board adopted this by-law amendment in 2011 in response to input from our shareholders.

Management Succession Planning

One of our board’s primary responsibilities is to ensure that we have the appropriate management talent to successfully pursue our strategies. Oversight of the management succession process is the responsibility of the Nominating and Governance Committee. Our board believes that the directors and the CEO should collaborate on succession planning and that the entire board should be involved in the critical aspects of the CEO succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions.

Management succession is regularly discussed by the directors in board meetings and in executive sessions of the board. Our board annually conducts a detailed review of the company’s talent strategies, leadership pipeline, and succession plans for key executive positions. Directors become familiar with potential successors for key management positions through various means, including the comprehensive annual talent review, informal meetings, board dinners, and presentations to the board.

Open Lines of Communication

COMMUNICATING WITH DIRECTORS

You may communicate with our board or an individual director by letter, e-mail, or telephone, directed in care of the company’s Secretary, who will forward your communication to the intended recipients. If you wish to communicate a concern about our financial statements, accounting practices, or internal controls, the concern should be directed to the chair of the Audit, Risk and Compliance Committee. If the concern relates to the company’s governance practices, business ethics, or corporate conduct, the concern should be directed to the chair of the Nominating and Governance Committee. Matters relating to executive compensation may be directed to the chair of the Compensation and Benefits Committee. If you are unsure of the category your concern relates to, you may communicate it to any one of the independent directors or to the lead director. The contact information for the company’s Secretary is on page 1.

Our “whistleblower” policy prohibits American Express or any of its employees from retaliating or taking any adverse action against anyone for raising a concern in good faith. If you nonetheless prefer to raise a shareholder concern to our board in a confidential or anonymous manner, the concern may be directed to the Office of the Ombudspersons at the company’s headquarters or by telephone to 1-800-297-1010. An ombudsperson will refer the concern to the chair of the Audit, Risk and Compliance Committee, who will see that the matter is properly investigated.

DIRECTOR ACCESS

All of our directors have access to individual members of management and to other employees on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at the company’s expense. Directors also have access to company records and files, and directors may contact other directors without informing management of the purpose or even the fact of such contact.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

Board Meetings and Board Committees

Director Attendance

ATTENDANCE AT BOARD MEETINGS

During 2012, our board met eight times. All directors attended 75% or more of the meetings of the board and board committees on which they served in 2012.

ATTENDANCE AT ANNUAL MEETINGS

In 2012, all of our directors other than Messrs. Reinemund and Williams were present at the Annual Meeting of Shareholders. Our board encourages all its members to attend the annual meetings but understands there may be situations that prevent such attendance.

Board Committee Membership

The following table lists our five board committees, the chairs of each committee, the directors who currently serve on them, and the number of Committee meetings held in 2012. Ms. Lauvergeon and Mr. Palmisano joined the board in March 2013, and so their committee appointments have not yet been made.

Membership on Board Committees

NAME	AUDIT, RISK AND COMPLIANCE	COMPENSATION AND BENEFITS	INNOVATION AND TECHNOLOGY	NOMINATING AND GOVERNANCE	PUBLIC RESPONSIBILITY
Amb. Barshefsky					C
Ms. Burns	—
Mr. Chenault
Mr. Chernin		—	—	—	—
Ms. Lauvergeon
Mr. Leonsis			C
Mr. Leschly		C			—
Mr. Levin	—				—
Mr. McGinn		—	—	—
Mr. Miller		—	—	—
Mr. Palmisano
Mr. Reinemund	—			—	—
Dr. Vasella	—
Mr. Walter		—	—	C
Mr. Williams	C
2012 Meetings	15	8	4	6	3

C = Chair

— = Member

Board Committee Responsibilities

AUDIT, RISK AND COMPLIANCE COMMITTEE

All members of the Audit, Risk and Compliance Committee are independent directors as required by the listing standards of the NYSE and our governance principles. Our board has also determined that the Chairman of the Audit, Risk and Compliance Committee meets the requirements for being an “audit committee financial expert” as defined by SEC rules.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

RESPONSIBILITIES: Assist the board in its oversight of the company’s financial statements and financial reporting processes, internal and external auditing, the integrity of the company’s systems of internal accounting and financial controls, financial policies and strategies, capital structure, and risk management and compliance programs and policies. The Audit, Risk and Compliance Committee meets regularly in executive session with management, including with our Chief Risk Officer with regard to the company’s risk management processes, controls, and capabilities; with our General Auditor with regard to significant operational matters, internal controls, and other control matters; with our General Counsel and Chief Compliance Officer with respect to significant legal, compliance, and regulatory matters; and also with the company’s independent registered public accounting firm.

The duties of the Audit, Risk and Compliance Committee with respect to oversight of the company’s financial reporting process are described in the Report of the Audit, Risk and Compliance Committee on page 14 under Report of the Audit, Risk and Compliance Committee.

COMPENSATION AND BENEFITS COMMITTEE

All members of the Compensation and Benefits Committee are independent directors as required by the listing standards of the NYSE and our governance principles.

RESPONSIBILITIES: Oversight responsibility for the compensation of executive officers and designated key employees of the company, including the applicable compensation plans and arrangements, as well as the company’s employee benefit plans. As part of this oversight responsibility, among other duties, the committee is responsible for approving an overall compensation philosophy and strategy for the company and its executive officers, including the selection of performance measures aligned with the company’s business strategy, and for reviewing the company’s compensation practices so that they do not encourage imprudent risk taking.

The processes and procedures by which the Compensation and Benefits Committee considers and determines Named Executive Officer compensation are described in the Compensation Discussion and Analysis included in this proxy statement. The Compensation and Benefits Committee may delegate certain of its responsibilities to one or more Compensation and Benefits Committee members or to designated senior executives or committees in accordance with applicable laws, regulations, and plan requirements.

Compensation and Benefits Committee Interlocks and Insider Participation

The current members of the Compensation and Benefits Committee are Messrs. Chernin, Leschly, McGinn, Miller, and Walter. None of the current members is a former or current officer or employee of the company or any of its subsidiaries. None of the current members has any relationship required to be disclosed under this caption under the rules of the SEC.

INNOVATION AND TECHNOLOGY COMMITTEE

The Innovation and Technology Committee was established by the board in July 2010 to assist the board in its oversight of strategic innovation and technology.

RESPONSIBILITIES: Reviews and makes recommendations to the board on major strategies and plans developed by management relating to technological and commercial innovation, the innovation and technology acquisition process to assure ongoing business growth, and the measurement and tracking systems in place to achieve successful innovation.

NOMINATING AND GOVERNANCE COMMITTEE

All members of the Nominating and Governance Committee are independent directors as required by the listing standards of the NYSE and our governance principles.

RESPONSIBILITIES: Considers and recommends candidates for election to the board, advises the board on director compensation, oversees the annual performance evaluations of the board and board committees, advises the board on corporate governance and board leadership, administers the company’s Related Person Transaction Policy, and oversees the company’s management succession process.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

PUBLIC RESPONSIBILITY COMMITTEE

The board established the Public Responsibility Committee in recognition of the importance of issues that affect the communities in which we work, or the public interest in general.

RESPONSIBILITIES: Reviews legislation and regulation affecting American Express, our philanthropic programs, our political action committee and corporate political contributions, our government relations activities, other policies affecting the communities in which we operate, and our environmental programs.

Political Contributions Activities

We communicate with policymakers on public policy issues important to the company. In addition to our advocacy efforts, we participate in the political process through the American Express Political Action Committee (AXP PAC). The AXP PAC does not contribute to presidential campaigns.

We maintain comprehensive compliance procedures to ensure that our activities are conducted in accordance with all relevant laws, and management regularly reports to the Public Responsibility Committee regarding its engagement in the public policy arena and its political contributions. Information regarding our company’s political activities, including annual U.S. political contributions, may be found at http://about.americanexpress.com/news/pap.aspx.

Risk Oversight

Board’s Role in Risk Oversight

The company uses its comprehensive enterprise-wide risk management (ERM) program to measure, aggregate, monitor, and manage risks. The ERM program is designed to enable the board of directors and company management to assess the effectiveness of risk management capabilities, processes and controls. It also contributes to the risk-adjusted performance evaluation of its businesses and business leaders. The implementation and execution of the ERM program is headed by the company’s Chief Risk Officer.

Risk management and key risks identified by management are overseen by the company’s board of directors and two of its committees: the Audit, Risk and Compliance Committee and the Compensation and Benefits Committee. Both committees consist entirely of independent directors and provide regular reports to the board of directors regarding matters reviewed at the committee level. In addition to the risks under the purview of a particular committee, the board of directors monitors the “tone at the top” and culture of the company, oversees strategic risk, and reviews specific and significant risks facing the company from time to time.

The Audit, Risk and Compliance Committee approves key risk management policies, and monitors the company’s risk culture, talent, capabilities and risk outcomes. The Audit, Risk and Compliance Committee approves the company’s ERM policy along with its sub-policies governing individual credit risk, institutional credit risk, market risk, liquidity risk, operational risk, compliance risk, asset/liability risk and capital management, as well as the launch of new products and services. In addition, the Audit, Risk and Compliance Committee approves the company’s compliance risk tolerance statement, which reinforces the importance of compliance risk management at the company.

The Audit, Risk and Compliance Committee receives regular reports discussing the key risks affecting the company, including their likelihood and potential impact, key risk escalations and compliance with policy-based risk limits. The Audit, Risk and Compliance Committee regularly reviews the credit risk profiles of the company’s business units, including their risk trends and risk management capabilities. It also reviews enterprise-wide operational risk trends, events and capabilities, with an emphasis on compliance, fraud, legal, information security and privacy impacts, as well as trends in market, funding, liquidity and reputational risk. In addition, the Audit, Risk and Compliance Committee reviews the effectiveness of the company’s Corporate-wide Compliance Risk Management Program. The Audit, Risk and Compliance Committee meets regularly in private sessions with the company’s Chief Risk Officer, the Chief Compliance Officer, and other senior management with regard to the company’s risk management processes, controls and capabilities.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

There are several internal management committees, including the Enterprise-wide Risk Management Committee (ERMC), chaired by the company’s Chief Risk Officer, and the Asset-Liability Committee (ALCO), chaired by the company’s Chief Financial Officer, which support the Audit, Risk and Compliance Committee in overseeing risks and implementation of risk policies across the company. The ERMC is responsible for credit, operational, compliance, and reputational risks, while the ALCO is responsible for market, liquidity, asset/liability risk, and the company’s capital position. In 2012, the ERMC created a dedicated compliance sub-committee, chaired by the company’s Chief Compliance Officer.

The company’s ERM policy defines risk management roles and responsibilities. The policy sets the company’s risk appetite and defines governance over risk taking and the risk monitoring processes across the company. Risk appetite defines the overall risk levels the company is willing to accept while operating in full compliance with regulatory and legal requirements. In addition, it establishes principles for risk taking in the aggregate and for each risk type, and is supported by a comprehensive system of risk limits, escalation triggers and controls designed to ensure that the risks remain within the defined risk appetite boundaries.

The Compensation and Benefits Committee works with the Chief Risk Officer to ensure the compensation programs covering risk-taking employees, business units, and the company overall appropriately balance risk with incentives to ensure that business performance is achieved without taking imprudent or uneconomic risks. The company‘s Chief Risk Officer is actively involved in the goal-setting process, reviews the current and forward-looking risk profiles of each business unit, and provides input into performance evaluation. The Chief Risk Officer attests to the Compensation and Benefits Committee that performance goals and actual results have been achieved without taking imprudent risks. The Compensation and Benefits Committee uses a risk-balanced incentive compensation framework to decide on the company’s bonus pools and the compensation of senior executives.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

Report of the Audit, Risk and Compliance Committee

A role of the Audit, Risk and Compliance Committee is to assist the board in its oversight of the company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The company’s independent auditors are responsible for auditing the company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit, Risk and Compliance Committee has reviewed and discussed with management and the independent auditors the company’s audited financial statements. The Audit, Risk and Compliance Committee also has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, relating to communication with audit committees. In addition, the Audit, Risk and Compliance Committee has received from the independent auditors the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, has discussed with the independent auditors their independence from the company and its management, and has considered whether the independent auditors’ provision of non-audit services to the company is compatible with maintaining the auditors’ independence.

The Audit, Risk and Compliance Committee discussed with the company’s internal auditors and independent auditors the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the company’s General Auditor, who is accountable to the Audit, Risk and Compliance Committee. The Audit, Risk and Compliance Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. In addition, the Audit, Risk and Compliance Committee met with the Chief Executive Officer and Chief Financial Officer of the company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the company’s financial statements and the effectiveness of the company’s systems of disclosure controls and procedures and internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit, Risk and Compliance Committee recommended to the board of directors, and the board has approved, that the company’s audited financial statements be included in the company’s 2012 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

AUDIT, RISK AND COMPLIANCE COMMITTEE

Ronald A. Williams, Chairman

Ursula M. Burns

Richard C. Levin

Steven S Reinemund

Daniel L. Vasella

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

Corporate Citizenship at American Express

Community

Protecting the Environment

Giving back to the community is central to our culture. We have a rich legacy of contributing to our communities. Our first employee giving campaign dates back to 1885, when our employees raised funds to construct the pedestal for the newly arrived Statue of Liberty. We believe that serving our communities is not only integral to running a business successfully; it is part of our responsibility as citizens of the world. We strive to bring to life the American Express value of good corporate citizenship by supporting communities in ways that enhance our reputation with employees, customers, business partners, and other stakeholders. Today, we focus on three core community efforts:

•	Preserving and sustaining unique historic places for the future

•	Developing new leaders for tomorrow

•	Encouraging community service where our employees and customers live and work

We realize the importance of preserving cultural assets around the world and, over the years, American Express has contributed more than $50 million to historic preservation-related projects. This support has helped preserve nearly 500 iconic sites including Sir Ernest Shackleton’s Exhibition Hut, Antarctica; the Palace of Fine Arts, Mexico City; the Temple of Hercules, Rome; and Dalhousie Square, Calcutta.

Recognizing the difference that effective leadership can make, we also support programs that help nonprofit groups develop talent within their organizations so they are better prepared to tackle the important issues of today– and tomorrow. Over 10,000 emerging nonprofit leaders worldwide have received professional development training through these programs in the past six years.

We also have a long history of helping people in times of trouble. American Express and its employees have provided humanitarian relief to victims of numerous disasters—including wildfires, floods, earthquakes, tsunamis, and other natural and man-made disasters. In the last decade, American Express has provided assistance for over 50 disasters in 35 countries, including Japan, Haiti, and the Horn of Africa.

Environment

We recognize the importance of protecting the environment and helping to combat climate change. At American Express, we have established programs to increase the efficient use of energy and natural resources and for measuring, managing, and reducing the environmental impact of our global operations. Major goals and programs include:

•	Reducing our carbon footprint

•	Improving the energy efficiency of our office equipment, building equipment, and lighting systems

•	Increasing the use of renewable energy such as wind, biogas, biomass, and solar to generate electricity

•	Reducing paper usage by digitizing internal processes and increasing digital marketing and online account servicing for customers

•	Engaging employees to participate in our environmental responsibility programs

Learn More About Corporate Responsibility at American Express. You may visit our corporate website at http://about.americanexpress.com/csr to learn how we, together with our cardmembers and stakeholders, are making a difference. (Information from this website is not incorporated by reference into this proxy statement.)

OWNERSHIP OF OUR COMMON SHARES

The table below shows how many American Express Company common shares certain individuals and entities beneficially owned on February 15, 2013. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares; (2) our current directors; (3) the executive officers named in the Summary Compensation Table on page 41; and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below. This table does not include restricted stock units granted to executive officers or stock equivalent units owned by directors, since they are not beneficially owned under SEC rules.

NAME	NUMBER OF SHARES OWNED(3)(4)(5)		RIGHT TO ACQUIRE(6)	PERCENT OF CLASS(%)
Warren Buffett Berkshire Hathaway Inc. and subsidiaries 1440 Kiewit Plaza Omaha, NE 68131	151,610,700	(1)	—	13.72%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	66,253,860	(2)	—	6.0%
Charlene Barshefsky	20,134		—	*
Ursula M. Burns	20,000		—	*
Kenneth I. Chenault(7)	914,641		3,904,529	*
Peter Chernin	24,400		—	*
Edward P. Gilligan	180,528		1,499,241	*
Daniel T. Henry	102,018		516,619	*
Anne Lauvergeon	—		—	*
Theodore J. Leonsis	20,000		—	*
Jan Leschly	155,559		—	*
Richard C. Levin	2,000		—	*
Richard A. McGinn	18,412		—	*
Edward D. Miller	20,000		—	*
Samuel J. Palmisano	550		—	*
Steven S Reinemund	20,208		—	*
Daniel H. Schulman	18,857		92,677	*
Stephen J. Squeri	117,470		970,520	*
Daniel L. Vasella	—		—	*
Robert D. Walter	230,300		—	*
Ronald A. Williams	27,500		—	*
All current directors and executive officers (30 individuals)(8)	2,512,429		11,475,121	1.27%

*Less than 1%.

(1)	Based on information contained in a report on Form 13F that Berkshire Hathaway Inc. (Berkshire) filed with the SEC, which contained information as of December 31, 2012. Of the shares listed in the table, National Indemnity Co. beneficially owned 120,255,879 shares. National Indemnity Co. is a subsidiary of Berkshire. Mr. Buffett, Berkshire, and certain subsidiaries of Berkshire share voting and investment power over these shares. Based on information provided to the company, Mr. Buffett owned 34.5% of the aggregate voting power of the outstanding shares of Berkshire’s Class A Common Stock and Class B Common Stock. As a result of this ownership position in Berkshire, Mr. Buffett may be considered the beneficial owner of the shares that Berkshire beneficially owns.

In 1995, we signed an agreement with Berkshire designed to ensure that Berkshire’s investment in our company will be passive. The agreement remains in effect as long as Berkshire owns 10% or more of our voting securities. Berkshire made similar commitments to the Board of Governors of the Federal Reserve System. Berkshire and its subsidiaries have also agreed to follow our board’s recommendations in voting company common shares they own as long as Mr. Chenault is our chief executive officer and Berkshire owns 5% or more of our voting securities. With certain exceptions, Berkshire and its subsidiaries may not sell company common shares to any person who owns more than 5% of our voting securities or who attempts to change the control of the company.

OWNERSHIP OF OUR COMMON SHARES

(2)	Based on information contained in a report on Schedule 13G that Capital World Investors filed with the SEC, which contained information as of December 31, 2012.

(3)	This column includes shares held in RSP accounts on February 15, 2013, as follows:

NAME	NUMBER OF SHARES IN PLAN ACCOUNTS
K.I. Chenault	23,387
E.P. Gilligan	1,634
D.T. Henry	20
D.H. Schulman	0
S.J. Squeri	111
All current executive officers	48,761

(4)	Certain executive officers held restricted shares on February 15, 2013, which we include in this column. Restricted stock units are not included in this table, since they are not beneficially owned under SEC rules. The executive may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse over a period of years ending in 2016. The individuals in the table held the following number of restricted shares.

NAME	NUMBER OF RESTRICTED SHARES
K.I. Chenault	0
E.P. Gilligan	38,757
D.T. Henry	0
D.H. Schulman	15,676
S.J. Squeri	3,281
All current executive officers	61,242

(5)	Does not include directors’ stock equivalent units, which are counted towards satisfying the director stock ownership guideline discussed on page 7. As discussed under Compensation of Directors on page 19, the balance in directors’ SEU accounts at December 31, 2012 were: Ambassador Barshefsky 45,654; Ms. Burns 48,862; Mr. Chernin 23,835; Mr. Leonsis 7,463; Mr. Leschly 30,886; Mr. Levin 20,043; Mr. McGinn 30,886; Mr. Miller 49,098; Mr. Reinemund 20,043; Dr. Vasella 854; Mr. Walter 39,251; and Mr. Williams 35,794.

(6)	These are shares that the named individuals have the right to acquire within 60 days upon the exercise of stock options they hold.

(7)	Includes 126,690 shares held in family trusts in respect of which Mr. Chenault shares voting and investment power with a directed trustee. Includes 145,792 shares that are beneficially owned by Mr. Chenault and serve as security for a credit facility that he may draw on from time to time. The outstanding balance on that facility is zero. The remaining shares that Mr. Chenault beneficially owns, including shares necessary to meet his stock ownership and holding requirements, are not part of this facility.

(8)	On February 15, 2013, the current directors and executive officers beneficially owned 13,987,550 shares, or about 1.27% of our outstanding shares. No current director or executive officer beneficially owned more than 1% of our outstanding shares.

COMPENSATION OF DIRECTORS

The Nominating and Governance Committee reviews director compensation approximately every two years and last increased director compensation in January 2010. In 2012, the committee engaged an independent compensation advisory firm, Frederic W. Cook & Co., Inc. (Cook), to assist the committee in its review of the competitiveness and structure of the company’s director compensation. The committee recommended an increase in director compensation, effective January 1, 2013, described below. The committee did not change the form of director compensation.

The following table provides information on the compensation of non-management directors who served for all or a part of 2012. We also reimburse directors for reasonable out-of-pocket expenses attendant to their board service.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)		TOTAL ($)
Mr. Akerson	$55,000	$0	$0	$166,740	$5,035		$226,775
Amb. Barshefsky	$100,000	$150,000	$0	$0	$34,371		$284,371
Ms. Burns	$110,000	$150,000	$0	$0	$35,937		$295,937
Mr. Chernin	$100,000	$150,000	$0	$0	$17,499		$267,499
Mr. Leonsis	$90,000	$150,000	$0	$0	$552,852	(6)	$792,852
Mr. Leschly	$115,000	$150,000	$0	$0	$22,952		$287,952
Mr. Levin	$110,000	$150,000	$0	$0	$14,567		$274,567
Mr. McGinn	$100,000	$150,000	$0	$0	$22,952		$272,952
Mr. Miller	$100,000	$150,000	$0	$0	$86,094	(7)	$336,094
Mr. Reinemund	$110,000	$150,000	$0	$0	$14,567		$274,567
Dr. Vasella	$55,000	$0	$0	$0	$107		$55,107
Mr. Walter	$110,000	$150,000	$0	$0	$45,870		$305,870
Mr. Williams	$130,000	$150,000	$0	$0	$25,665		$305,665

(1)	Annual Retainers. For service in 2012, we paid non-management directors an annual retainer of $90,000 for board service and an additional annual retainer of $20,000 to members of the Audit, Risk and Compliance Committee and $10,000 to members of the Compensation and Benefits Committee, including the chairs. We also paid an annual retainer to the chair of each of the board committees as follows: Audit, Risk and Compliance $20,000; Compensation and Benefits $15,000; Nominating and Governance $10,000; and Public Responsibility $10,000. We pay no fees for attending meetings, but the annual retainer for board service of $90,000 is reduced by $20,000 if a director does not attend at least 75% of our board meetings and meetings of any committee on which he or she serves. All the non-management directors, except for Messrs. McGinn and Reinemund, deferred all or a portion of their 2012 retainers into a cash account, a share equivalent unit account, or both, under the deferred compensation plan described below in note 2. For service in 2013: the annual retainer to the chair of the Compensation and Benefits committee will be $20,000; the annual retainer to the chair of the Innovation and Technology Committee will be $10,000; members (including the chairs) of the Innovation and Technology, Nominating and Governance, and Public Responsibility Committees will receive an annual retainer of $5,000; and the lead director will receive an annual retainer of $20,000 (provided that if the lead director is also the chair of the Nominating and Governance Committee, the lead director will not receive the annual retainer for service as chair of that committee).

Mr. Akerson retired from board service in April 2012. Included in this column is the portion of the annual retainer for board and board committee service he received in 2012.

(2)	Share Equivalent Unit Plan. To align our non-management directors’ annual compensation with shareholder interests, each non-management director is credited with common share equivalent units (SEUs) having a value of $150,000 upon election or reelection at each annual meeting of shareholders. Each SEU reflects the value of one common share. Directors receive additional SEUs as dividend equivalents on the units in their accounts. SEUs do not carry voting rights and must be held at least until a director ends his or her service. Each SEU is payable in cash equal to the then value of one common share at the time of distribution to the director. For service in 2013, non-management directors will be granted SEUs having a value of $155,000.

On April 30, 2012, the date of last year’s annual meeting, each non-management director was credited with 2,594 SEUs, based on the average of the average market price of company common shares for the 15 trading days immediately preceding such date. We report in this column the aggregate grant date fair value of these SEUs in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Because he had retired from the board, Mr. Akerson did not receive a SEU award in 2012. Dr. Vasella joined the board in July 2012 and therefore did not receive a SEU award in 2012, however he was credited with SEUs in connection with his deferral of certain retainer amounts into the SEU option under our deferred compensation plan for directors.

COMPENSATION OF DIRECTORS

As of December 31, 2012, the SEU balance in each director’s account was: Mr. Akerson 0; Ambassador Barshefsky 45,654; Ms. Burns 48,862; Mr. Chernin 23,835; Mr. Leonsis 7,463; Mr. Leschly 30,886; Mr. Levin 20,043; Mr. McGinn 30,886; Mr. Miller 49,098; Mr. Reinemund 20,043; Dr. Vasella 854; Mr. Walter 39,251; and Mr. Williams 35,794. These amounts represent the aggregate number of SEUs granted under the Share Equivalent Unit Plan for all years of service as a director, additional units credited as a result of the reinvestment of dividend equivalents, and, for directors who participated in the SEU option under our deferred compensation plan for directors, retainer amounts deferred into their SEU account and dividend equivalents thereon.

Deferred Compensation Plan for Directors. Non-management directors may defer the receipt of up to 100% of their annual cash retainer fees into either: (i) a cash account in which amounts deferred will be credited at the rate of 120% of the applicable federal long-term rate for December of the prior year, and/or (ii) their SEU account. Under either alternative, directors will receive cash payments and will not receive shares upon payout of their deferrals.

(3)	Option Awards. We have not granted stock options to directors since April 2002. In April 2002 and in prior years, we made stock option grants to each non-management director on the date of the annual shareholders’ meeting.

(4)	Retirement Benefits. We offer no retirement benefits to non-management directors who began their board service after March 31, 1996. We pay a retirement benefit to non-management directors who began their board service on or before March 31, 1996, have served on our board for at least five years, and have never been an employee. The retirement benefit consists of a payment of $30,000 per year for each year a director served on the board. Payments cease after a director’s death. Mr. Akerson is eligible to receive this retirement benefit. Included in this column is the amount of $166,740, which represents the change in actuarial present value from 2011 to 2012 of the accumulated benefit for Mr. Akerson. This amount is the difference between the present value of accumulated benefits at December 31, 2012 and at December 31, 2011 and reflects that Mr. Akerson commenced receiving payments in 2012 after his retirement from the board.

(5)	Insurance. We provide our non-management directors with group term life insurance coverage of $50,000. The group life insurance policy is provided to the directors on a basis generally available to all company employees. This column includes the premium paid for such coverage.

Dividend Equivalents. Dividend equivalents are reinvested in additional units for all directors based upon total SEUs held at the time of company quarterly dividend payment dates. This column includes the fair market value of the dividend equivalents received by the directors during 2012 in these amounts: Mr. Akerson $5,019; Ambassador Barshefsky $34,323; Ms. Burns $35,888; Mr. Chernin $17,450; Mr. Leonsis $4,416; Mr. Leschly $22,903; Mr. Levin $14,518; Mr. McGinn $22,903; Mr. Miller $36,154; Mr. Reinemund $14,518; Dr. Vasella $85; Mr. Walter $29,371; and Mr. Williams $25,617.

Directors’ Charitable Award Program. We maintain a Directors’ Charitable Award Program for directors elected prior to July 1, 2004. To fund this program, we purchased joint life insurance on the lives of participating directors, including Mr. Chenault. The death benefit of $500,000 funds a donation to a charitable organization that the director recommends. In 2012, the company paid premiums for policies as follows: Mr. Walter, $16,450.

Matching Gift Program. Directors are eligible to participate in the company’s Matching Gift Program on the same basis as company employees. Under this program, the American Express Foundation matches gifts to approved charitable organizations up to $8,000 per calendar year.

(6)	Consulting Agreement. As described on page 71, in July 2010 the board elected Mr. Leonsis to our board and at the same time asked him to devote significant time beyond that spent as a director to advise the company in the areas of digital, online, and mobile payments; strategic initiatives; technology development; and potential transactions. Mr. Leonsis provided these services to us under a consulting services agreement that expired in July 2012. Amounts in this column include consulting fees in the amount of $548,387 earned by Mr. Leonsis in 2012.

(7)	Subsidiary Bank Director Compensation. Mr. Miller was elected to the board of directors of the company’s subsidiary, American Express Centurion Bank (Centurion), on August 1, 2012. Mr. Miller received an aggregate of $49,891 for service in 2012 as a director and chairman of the Audit and Risk Committee of Centurion.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our executive compensation program remained generally unchanged from the prior year and is designed to reward our leadership team for delivering results and building sustainable value for shareholders. We believe our program’s performance measures align the interests of our shareholders and senior executives by tying pay outcomes to our short-, medium-, and long-term performance.

2012 Performance

We continued to grow our franchise through partnerships, innovative products and award winning service, passing the 100 million mark for cards-in-force. We saw cardmember spending reach a record high of $888 billion, achieved a new low for write-offs, and added approximately 2.5 million new customers in our Enterprise Growth Group through our digital and pre-paid products and services. In addition, by outgrowing most of our major competitors, we continued to gain share of card purchase volume in the United States during 2012.

On-Average, Over-Time Financial Targets

Fundamental to the way we measure medium- to long-term success is our progress compared to our publicly stated “on-average, over-time” financial targets:

• Revenue growth: at least 8%

• EPS growth: 12–15%

• ROE: 25% or more

Despite continued weak economic conditions we grew revenues by 6% on an FX adjusted basis. 2 Our earnings per share (EPS) was impacted by three items in the fourth quarter– a restructuring reserve, an enhancement to our process to estimate future redemptions under our U.S. Membership Rewards program and a charge for cardmember reimbursements. For 2012, EPS was $3.89 and ROE was 23.1%. Excluding these three items, our adjusted 2012 EPS was $4.40 against last year’s EPS of $4.09, and our adjusted ROE was 26.1%.3 To illustrate how our performance this year compared to the prior year, EPS and ROE below are shown excluding these charges.

2012 Results

2 See footnote 1 on page 3.

3 EPS is Earnings per Common Share from Continuing Operations Diluted, determined as net income from continuing operations attributable to common shareholders divided by diluted weighted-average shares; Return on Average Equity (ROE) is calculated by dividing one-year period net income by one-year average total shareholders’ equity. 2012 adjusted EPS and adjusted ROE are non-GAAP measures and exclude certain fourth-quarter items; please refer to Annex B for further discussion on the determination of these amounts.

COMPENSATION DISCUSSION AND ANALYSIS

In addition, during 2012 we made many moves to better serve our customers and drive commerce, including premium card launches and upgrades that earned more business from high-spending cardmembers; programs designed to help merchants build their businesses, such as the third-annual Small Business Saturday, fraud prevention services and new merchant financing options; signings that expanded our merchant base, such as Tim Horton’s in Canada; advances in commercial payments, including a new digital wallet that makes it easier for large and mid-size companies to manage the billing process; expanded partnerships with banks worldwide that issue American Express-branded cards; mobile commerce innovations and options for people underserved by the traditional banking system; and more rewards offerings with the expansion of our Loyalty Partner business in India and Mexico.

Our Total Shareholder Return

American Express shares delivered a total return of 24% for the year, outperforming the S&P 500 by 8 percentage points.

Over three-year and five-year periods, American Express shares substantially outperformed both the S&P 500 and the S&P Financial Index.

Total Shareholder Return (TSR) is the total return on common shares over a specified period, expressed as a percentage (calculated based on the change in stock price over the relevant measurement period and assuming reinvestment of dividends). Source: Bloomberg (returns compounded monthly).

Against the backdrop of a slow-growth environment, American Express delivered a strong total shareholder return in 2012 by controlling expenses, improving credit quality and generating higher revenues in all of our major business segments.

CEO Pay At-A-Glance

The Compensation and Benefits Committee (Compensation Committee or CBC) determined that the appropriate Total Direct Compensation (TDC) for Mr. Chenault for 2012 performance was $22 million, down 8% from $24 million for 2011. The Committee considered shareholder-value creation as well as performance from various perspectives—financial, customer, employee and strategic. The Committee also considered the impact of settlements with several bank regulators last October, after a review of certain of our U.S card practices, and

COMPENSATION DISCUSSION AND ANALYSIS

additional cardmember reimbursements. A significant portion (73%) of Mr. Chenault’s total pay is deferred (some until one year after retirement) and subject to future company performance. Further details are provided on page 34.

The chart below shows the components of TDC awarded to our CEO for 2012 performance, as compared to the prior year. As shown in the chart, AIA was reduced 23% from $8.625 million for 2011 performance to $6.625 million for 2012 performance. A larger portion of Mr. Chenault’s AIA was paid in cash for 2012 in order to balance current and deferred pay mix, resulting in 73% of his TDC being deferred. The cash portion of AIA could increase or decrease from one year to the next based on performance and to achieve the desired balance between current and deferred pay.

CEO Total Direct Compensation ($ millions)

Total Direct Compensation shown above is not the same as total compensation shown in the Summary Compensation Table (SCT) on page 41. TDC above shows the Compensation Committee’s pay decisions for a specific performance year, whereas amounts shown in the SCT for 2012 reflect certain awards that were part of TDC for one or more prior performance periods.

Our Pay and Performance Alignment

Our performance assessment framework and pay program are designed to link pay and performance.

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Program Design: Over 85% of the Total Direct Compensation delivered to our CEO and other Named Executive Officers (NEOs) is variable, which directly ties their pay to our company’s performance, including financial results, strategic initiatives, and stock performance.

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Performance Assessment: Our Compensation Committee uses a comprehensive and well-defined process to assess performance, which encompasses an assessment of financial results relative to our goals and to our competitors, progress against our strategic and transformational initiatives, and risk/control and compliance standards.

RECENT PROGRAM ENHANCEMENTS

The Committee made a number of program changes in recent years to enhance the link between pay and performance. We made these changes in response to input from shareholders, as well as regulators. For performance year 2012, in response to regulatory guidance, pay mix decisions for certain NEOs changed from last year to ensure the majority of their incentive compensation was deferred for at least three years and was performance-based. In addition, stock options were awarded that vest only after three years (they previously vested pro-rata over four years) and are forfeited in the event of significant financial losses over the three-year period that impact the financial stability of the company.

COMPENSATION DISCUSSION AND ANALYSIS

Snapshot: How Compensation is Delivered to Our CEO and NEOs

COMPONENT		ROLE	COMMENTS
Base Salary	9–14% of pay	To provide competitive fixed pay based on responsibilities, skills, and experience.	Reviewed periodically in light of market practices and changes in responsibilities.
Annual Incentive Award (AIA)	30–45% of pay	To reward achievement of shareholder, customer, and employee objectives, including strategic initiatives, risk goals, and individual leadership.

AIA payouts consider outcomes against business performance and strategic goals set in the first-quarter, but do not rely on a specific matrix to allow the Compensation Committee to use judgment in considering quantitative and qualitative performance.

AIA and Portfolio Grant payouts to the CEO were partially in cash and partially in RSUs that vest one year from the grant date. A significant portion of the net shares received upon vesting must be held until one year after the CEO retires.

Portfolio Grants and LTIA RSUs have three-year performance periods.

One-half of the total number of shares granted to NEOs for 2012 performance are stock options and one-half are performance-based RSUs.

Long-Term Incentive Awards (LTIA)	42–61% of pay

To reward performance that drives total shareholder value:

•  Portfolio Grants, performance-vested cash awards whose value is based on achievement of financial and strategic goals, and relative stock performance.

•  Stock Options, equity awards whose value is based on stock price growth.

•  Restricted Stock Units (RSUs), performance-vested equity awards whose value is based on achievement of Return on Average Equity (ROE) targets and on stock performance.

The pay mix percentages above are based on year-end 2012 pay decisions by the Compensation Committee.

Other key features of our executive compensation program include:

•	Stock ownership and holding requirements: We have robust stock ownership requirements, including the retention of a portion of shares for one year after stock option exercises and RSU vesting.

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Clawback policy: In addition to our clawback policy that applies to all NEOs, the CEO’s cash AIA is subject to clawback at the discretion of the Compensation Committee if the company does not achieve acceptable performance in the following year.

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Other practices: Our program does not include employment contracts. In addition, we have over the past few years reduced perquisites to our executive officers, and we eliminated excise tax reimbursements, gross-ups and single trigger change-in-control payments/vesting for awards granted after December 31, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

2012 PERFORMANCE REVIEW

Our Performance Assessment Framework

Our Compensation Committee uses a framework to evaluate company performance and make CEO compensation decisions. Through this framework, the Compensation Committee evaluates our CEO’s performance based on achievement of goals as well as strategic and transformational initiatives, performance relative to our competitors and financial markets, and a risk/control and compliance assessment. The framework uses both qualitative and quantitative factors and is designed to provide a broad and balanced view of performance.

Our Service Profit Chain

We review performance in the context of our Service Profit Chain: engaged employees delivering superior customer service leads to satisfied customers, which in turn produces superior financial results for shareholders. Our goals focus on these three key constituencies: shareholders, customers, and employees.

Performance Assessment Framework

The following discussion provides a summary of the Compensation Committee’s assessment of the company’s 2012 results using the above framework.

Performance Assessment Against Goals

As indicated on page 21, we delivered a strong total shareholder return in 2012, against the backdrop of a challenging global economy. We did this by generating record billings, higher revenues, improving credit quality and controlling expenses. We launched new products, grew our customer base and saw our share of U.S. card purchase volume increase.

We continued to make tangible progress against our strategic and transformational initiatives. For example, we used our Serve platform to launch a new product with Walmart, Bluebird, a checking and debit alternative that appeals to a new customer base. Serve was also used to gain presence in China through our partnership with Lianlian Group. We also expanded Loyalty Partner, our loyalty and rewards business, which saw good growth in India and Mexico, where the program was launched in 2012.

DRIVE GROWTH

In 2011 we identified five key growth initiatives (see sidebar), and in 2012 we continued to make tangible progress in all five, building on the investments and progress made in 2011.

Five Key Growth Initiatives

We are focused on the following key business areas to generate growth in the medium- to long-term:

1     Increase our share of online spending and improve our customers’ digital experience

2     Deliver greater value to merchants

3     Accelerate growth outside the United States

4     Make significant progress within Enterprise Growth

5     Broaden our customer base

COMPENSATION DISCUSSION AND ANALYSIS

Highlights include:

•	Our 2012 online billings were at $152 billion, up 15% from last year. We launched a number of digital initiatives and partnerships to support and expand our online billings.

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The third Small Business Saturday resulted in American consumers spending more than an estimated $5 billion at local merchants. Our Card Sync technology allowed merchants to make easy and seamless offers to cardmembers using Twitter, Facebook, and Foursquare.

•	Outside the United States, we achieved 7% billings growth (10% on an FX adjusted basis) and reached 50 million enrollees under our Loyalty Partner business at the end of 2012, ahead of plans.

•	We added approximately 2.5 million customers to our Enterprise Growth Group through new product launches, platform capabilities and partnerships.

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We continued to broaden our customer base through our Serve platform, with new products such as Bluebird. Through the end of 2012, 85% of Bluebird enrollees were new to American Express, and nearly half of them were under the age of 35.

DRIVE EFFICIENCY

In 2012, we implemented a number of actions to further improve our operating efficiency, including globalization of our credit and collections operations and progress in moving cardmembers to digital servicing. Our recently announced restructuring aims to further control operating expenses.

J.D. Power and Associates Award

American Express was the proud winner of its sixth consecutive J.D. Power and Associates award for highest customer satisfaction among credit card companies in the United States.

DELIVER SUPERIOR SERVICE

We continued to deliver superior service to our customers throughout the year, seeing solid improvement both in our global customer satisfaction measure, “Recommend to a Friend”, and the percentage of customers rating us as “Excellent”. Our performance has been recognized by our customers as well, with our sixth straight win of the J.D. Power Award for Customer Satisfaction in the United States, along with recognitions for service quality in a number of markets outside of the United States. The quality of our service can also be seen in our attrition rates, which improved for the year in the United States.

OUR EMPLOYEE FOCUS

American Express is globally recognized as a great place to work for fostering a diverse, flexible workplace culture as evidenced by multiple external recognitions, including Working Mother’s 100 Best Companies, DiversityInc’s Top 50, Fortune’s 100 Best Companies to Work For and Employer of Choice awards in major markets including Canada, India, Mexico and the United Kingdom. In addition, our annual employee survey continues to report high results for employee engagement and loyalty, outperforming best-in-class external benchmarks by ten points or more across dimensions where comparisons could be made.

COMPENSATION DISCUSSION AND ANALYSIS

External Screen Assessment

Once again, in 2012 we generated strong relative performance against our major competitors.

•	Worldwide Billed Business—Our 2012 $888 billion in billings represented 8% growth (9% on an FX adjusted basis) and total spending was more than twice the level of our nearest card-issuing competitor.

•	Net Write-Off Rate—At 2.1% for 2012, we continued to have the best credit performance among large issuer peers.

•	Share of Purchase Volume—During 2012, we gained share of card purchase volume in the United States.

From a financial performance perspective, our revenue growth and ROE were above the median of our Company Sample (see page 28), based on the most recently available data, and our one-year TSR of 24% was at the 60th percentile of this group. Our one-year TSR outperformed the S&P 500 by 8 percentage points, and we substantially outperformed both the S&P 500 and S&P Financial indices over the last three-year and five-year periods.

Risk/Control and Compliance Assessment

In 2012, our Chief Risk Officer, Chief Operational Risk Officer, Chief Compliance Officer, and General Auditor assigned a risk/control and compliance rating to the company overall and to each individual business unit and staff group, based on their assessment of risk outcomes, performance against control and compliance goals, and risk governance.

In October 2012, we announced that we had reached settlements with several bank regulators to resolve reviews of certain aspects of our U.S. consumer card practices for compliance with certain consumer protection laws and regulations. Under the settlement, we agreed to pay $27.5 million in fines and establish an $85 million fund for cardmember refunds (subject to adjustment depending on the ultimate amount of the refunds). Our own ongoing analyses of cardmember inquiries, complaints and account records identified an additional $153 million in reimbursements for various types of transactions dating back several years, which we recognized in the fourth quarter.

The settlements negatively impacted performance ratings for a number of specific business units as well as the company, which led to lower incentive award pools and also negatively affected the compensation decisions for certain business leaders. The Compensation Committee’s decision on our CEO’s total compensation for 2012 performance also considered the impact of the settlements and additional cardmember reimbursements.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM STRUCTURE

Overview of Philosophy, Design and Provisions

Our pay program is designed to recognize and reward outstanding achievement and to attract, retain, and engage our leaders in a competitive environment. We seek input from our investors as we want our program to be aligned with shareholder interests.

OUR PAY PHILOSOPHY

Following is an overview of key aspects of our pay philosophy.

Overall Objectives

Motivate our executives to:

•   Achieve day-to-day operational excellence

•   Meet short-term financial goals and strategic milestones

•   Deliver on our longer-term business strategies, so we can continue to build shareholder value

Discourage imprudent risk taking consistent with our business model, strategies and regulatory guidance

Pay Mix Principles

Provide competitive opportunities for pay commensurate with job scope, required competencies, and performance by:

•   Using a mix of some fixed and mostly variable pay components with different time horizons and payout forms (cash and stock) to reward annual and sustained performance over the longer term

•   Requiring executive officers to have significant outright ownership of company shares

•   Deferring a majority of incentive compensation for three or more years

Pay for Performance

Provide a strong link between pay and performance by:

•   Reviewing performance from both a financial and a strategic perspective, with a range of performance measures tied to financial performance and our strategic initiatives, including risk/control and compliance measures

•   Encouraging balanced performance and discouraging imprudent risk taking by avoiding too much emphasis on any one metric or short-term performance

•   Using judgment and discretion when making pay decisions to avoid relying solely on rigid formulaic designs, taking into account both what was accomplished (Goal rating) and how it was accomplished (Leadership rating)

SHAREHOLDER FEEDBACK/CONSIDERATION OF 2012 ADVISORY VOTE ON EXECUTIVE COMPENSATION

We have benefited from shareholder feedback about executive compensation through our Say on Pay votes for the past four years. We also meet with shareholders on an ongoing basis to discuss our executive compensation program. The board welcomes this engagement. This feedback influenced a number of changes to our program in prior years, including the addition of performance vesting to our annual restricted stock grant. Based on the result of last year’s Say on Pay vote, and after conversations with shareholders, the Compensation Committee retained the prior program changes for performance year 2012 and, in response to regulatory guidance, made further program enhancements discussed on page 22. The Compensation Committee will continue to consider the outcome of Say on Pay votes and other shareholder input in making future decisions regarding executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS

ASSESSING COMPETITIVE PRACTICE

Our pay program is designed to reward achievement of goals and to attract, retain, and motivate our leaders in an increasingly competitive talent market. The Compensation Committee periodically examines pay practices and CEO pay data for a group of 20 companies (our Company Sample) to better understand the competitiveness of our total compensation and its various elements. We do not target a specific percentile or make pay decisions based on market data alone, which avoids a “ratcheting up” impact. Further, we currently find this data, and market data in general, less reliable since it is subject to significant change from one year to the next—particularly for those companies in the financial services industry. As a result, we use performance as a primary driver of pay levels, as opposed to market data.

Nonetheless, the pay practices of the companies listed below are reviewed by the Compensation Committee periodically. The sample has not changed since 2009. It consists of prominent S&P 500 companies that generally match at least three of five screening criteria: similar size (based on revenue), strong brand and reputation, similar business model, substantial international presence, and competitor for talent. Since these criteria include non-financial measures, it could and did result in the inclusion of companies that are significantly smaller (e.g., Marriott) or larger (e.g., General Electric) than American Express. The Compensation Committee and its independent consultant note the relative size of these companies when reviewing their pay practices and compensation information.

• 3M	• Colgate-Palmolive	• Johnson & Johnson	• Procter & Gamble

• Bank of America	• FedEx	• JPMorgan Chase	• State Street

• Bank of New York-Mellon	• General Electric	• Marriott	• US Bancorp

• Capital One Financial	• Hewlett-Packard	• MasterCard	• Visa

• Coca-Cola	• IBM	• PepsiCo	• Wells Fargo

PAY MIX FOCUSES ON VARIABLE PAY

The charts below show that most of our NEOs’ Total Direct Compensation for 2012 is variable (87%–91%). The proportions of each pay element shown below for the performance year 2012 may change in the future based on performance or other considerations.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Year-End 2012 Total Direct Compensation

Incentive Type	Pay Element	What It Does	How It’s Set/Links to Performance
FIXED	Base Salary	• Provides competitive fixed pay • Balances risk-taking concerns with pay for performance	• Job scope and experience, market pay
VARIABLE	Annual Incentive Award	• Provides a competitive annual incentive opportunity • Aligns with individual business unit and company performance

•   Annual Service Profit Chain goals (shareholder, customer, employee), including EPS, revenue, and billed business growth, and ROE

•   Strategic and transformational goals

•   Relative performance review

•   Risk/control and compliance goals

•   Individual leadership assessment

•   Payouts consider outcomes against business performance and strategic goals set in the first quarter, but do not rely on a specific matrix to allow the Compensation Committee to use judgment in considering quantitative and qualitative performance.

	Cash Portfolio Grant Award	• Provides cash incentive, earned based on achievement of performance metrics • Metrics cover 3-year performance period (2013–2015)	• Payout range is 0–125% • Financial metrics (e.g., EPS) • Stock performance (e.g., TSR relative to S&P 500 index) • Strategic milestones
	Performance Restricted Stock Unit Award	• Aligns with share price • Ties target payout to 25% ROE– our publicly stated commitment to shareholders

•   Payout range is 0–125%

•   3-year average ROE payout (2013–15), with target based on publicly disclosed on-average, over-time target*

30% =  Maximum (125%)

28% =  Above Target (105%)

25% =  Target (100%)

22% =  Below Target (95%)

20% =  Below Target (75%)

10% =  Below Target (25%)

  5% =  Threshold (0%)

	Stock Option Award	• Aligns with share price growth	• 10-year term • Vests 3 years after grant; subject to forfeiture in the event of significant financial losses impacting the financial stability of the company.

*	For historical comparison, the company’s one-year (2012), three-year, five-year, and ten-year average ROE was 23.1%, 26.1%, 23.0%, and 25.5%, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

A significant portion of year-over-year pay changes are generally reflected through changes in AIA, rather than LTIA. The Compensation Committee does not specify caps on individual components of pay to allow flexibility to provide appropriate levels of cash and equity as well as short- and long-term incentives in light of individual circumstances. The Portfolio Grant and Performance RSU programs cap the payout at 125% of the target opportunity.

We provide limited perquisites to support our objective to attract and retain talent for key positions, as well as to address security concerns. We provide a flexible cash perquisite allowance of $35,000, which executives can use for items such as financial and tax planning, and life and disability insurance. We have eliminated several perquisites over the last few years in response to evolving market practices.

Performance Measures and Time Horizons

We use a combination of measures and time horizons to foster and reward performance:

•	Profitability and growth (measured by growth in EPS, ROE, revenue, and billed business)

•	Shareholder value creation (measured by relative TSR and stock price)

•	Market share and sustainable competitive advantage (attainment of strategic milestones)

The following chart summarizes the relevant performance measures and time frames used to assess our variable pay elements. It also shows that when certain metrics are used in more than one incentive vehicle, they are set and measured over different time frames (i.e., 1, 3, or 10 years). Therefore, there is limited duplication of metrics with the same time horizon.

How We Discourage Imprudent Risk Taking

Our executive compensation program is structured to provide a balance of cash and stock; annual, medium-term and long-term incentives; and financial, strategic, and stock performance measured over various time periods. It is designed to encourage the proper level of risk taking consistent with our business model and strategies. Our business and risk profile is different from other financial services firms; for example, we do not trade securities, derivatives, mortgages, or other financial instruments.

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program is designed to be consistent with the Federal Reserve Board’s principles for safety and soundness.

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Our Chief Risk Officer (CRO) provides annual risk goals to all business units and staff groups at the beginning of each year and certifies to the Compensation Committee that performance goals are not likely to encourage imprudent risk taking.

•	Our CRO certifies at year end that actual results were achieved without taking imprudent risks.

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We assess return on economic capital and credit risk performance, and assign business unit and staff group control and compliance ratings and risk governance ratings as part of our annual assessment of performance.

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We risk-adjust company and business unit annual incentive funding levels as well as individual award decisions, including through our Chief Risk Officer’s annual assessment of risk outcomes and forward-looking risk measures.

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We assess performance against a cross-section of key metrics over multiple time frames, to discourage undue focus on short-term results or any one metric, and to reinforce risk-balancing in performance measurement.

•	Our Compensation Committee applies judgment in making incentive compensation decisions.

Additionally, the following policies further discourage imprudent risk taking:

•	At least 50% of incentive compensation for executive officers is deferred at least three years with performance-based vesting.

•	Starting with January 2013 grants, stock options are subject to forfeiture in the event of significant financial losses that impact the financial stability of the company.

•	We require executive officers to hold for at least one year 50% of the net shares received upon the vesting of restricted share unit awards or upon their exercise of stock options.

•	We have a robust stock ownership requirement of 500,000 shares for our CEO. Other NEOs have ownership requirements ranging from 37,500 to 75,000 shares.

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Our clawback policies, including the requirement that our CEO’s cash AIA is subject to clawback at the discretion of the Compensation Committee if the company does not achieve acceptable performance the next year.

•	Starting with compensation decisions made in January 2012, we extended performance-based vesting of RSUs to a broader group of employees.

COMPENSATION GOVERNANCE, PROCESS, AND DECISIONS

The Decision Makers

The Compensation Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions. The Compensation Committee works very closely with its independent consultant, Frederic W. Cook & Co., Inc. (Cook), and management to examine pay and performance matters throughout the year. The Compensation Committee held eight meetings over the course of 2012, all of which ended with executive sessions without management present. The Compensation Committee’s charter may be accessed through the “Corporate Governance” link found on our website at http://ir.americanexpress.com.

Making Decisions

The Compensation Committee uses the performance assessment framework, described above (see page 24), as the basis for pay decisions for the CEO. For both the CEO and the other NEOs, the Compensation Committee conducts an in-depth review of performance and then applies its judgment to make compensation decisions, rather than relying solely on formulaic results to calculate incentive award payouts. The Compensation Committee believes this process is an effective way to assess the quality of the performance and leadership demonstrated by the CEO and his senior management team.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee’s Process

Each year, the Compensation Committee:

•	Reviews and approves the metrics and goals in the company’s performance assessment framework and the CEO’s and NEOs’ performance objectives early in the year

•	Reviews corporate performance in the third and fourth quarters, and progress against the CEO’s and NEOs’ objectives and incentive plan goals

In the following January, the Compensation Committee:

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Discusses full-year financial and strategic performance at length, seeking to understand what was accomplished relative to established objectives, how it was accomplished, the quality of financial results, and the company’s strategic positioning for future competitive advantage

•	Meets with the Chief Financial Officer and the Chief Risk Officer to discuss results

•	Evaluates the CEO’s and other NEOs’ performance in light of these discussions

•	Determines TDC amounts for the CEO and each of the other NEOs based on:

–	Performance assessments (described in the next section)

–	An evaluation of their relative compensation, changes in responsibilities, and current pay practices at companies who are talent competitors

–	Input from the Compensation Committee’s independent compensation consultant, Cook

–	For the other NEOs: the CEO’s recommendations, succession planning, and retention considerations

•	Determines the amount of each TDC pay component based on company pay mix guidelines and individual performance

•	Reviews and approves the payouts for each Portfolio Grant award with a performance period completed at the end of the prior year

•	Approves any design changes to the executive compensation program for the coming year

COMPENSATION DISCUSSION AND ANALYSIS

Assessing NEOs

To assess performance for the year just ended, the Compensation Committee evaluates two key factors for each NEO:

Performance Against Goals	Leadership Assessment

The Goal Assessment is based on the overall performance of the company and the business units or staff groups for which an NEO is responsible. Specifically, the Goal rating assesses results against our Service Profit Chain goals with the following weightings:

•   Shareholder-related goals: 50% weighting

•   Customer-related goals: 25% weighting

•   Employee-related goals: 25% weighting

Each NEO’s Leadership Assessment is based on individual performance and includes feedback from peers and direct reports, as appropriate, with regard to key leadership attributes.

The performance assessment takes into account the Goal rating and the Leadership rating to consider both what was accomplished and how it was accomplished. Performance assessments are graded on a three-point scale to differentiate performance and pay. The performance objectives are set by the Compensation Committee early each year, based on recommendations of the CEO and inputs from each of our General Auditor, Chief Risk Officer, and Chief Compliance Officer. At the end of the year, the CEO reviews the following items for each of the other NEOs with the Compensation Committee:

•	Goal and Leadership ratings

•	Risk/control and compliance assessment results

•	Key strengths and development actions

Compensation Committee’s Independent Compensation Consultant

The Compensation Committee directly engaged F.W. Cook & Co. as its independent compensation consultant to review and provide recommendations on the components of the company’s executive compensation program and to provide compensation advice independent of the company’s management. Cook attended all of the Compensation Committee meetings in 2012 and met with the Committee in executive session.

Under the terms of its engagement, Cook does not provide any other services to the company, except as pre-approved by the Chair of the Compensation Committee. In 2012, Cook provided outside director compensation advice to the Nominating and Governance Committee and to American Express Bank, FSB, and American Express Centurion Bank, U.S. banking subsidiaries of the company. The company incurred $433,888 in fees from Cook for services provided to the Compensation Committee, the Nominating and Governance Committee and the bank boards.

The Compensation Committee assessed the independence of Cook pursuant to SEC rules and concluded that Cook’s work for the board of directors did not raise any conflicts of interest.

In addition, the company engaged Compensation Advisory Partners (CAP) to assess whether the company’s compensation programs discouraged imprudent risk taking. The Committee assessed the independence of CAP pursuant to SEC rules and concluded that CAP’s work for the company did not raise any conflicts of interest.

COMPENSATION DISCUSSION AND ANALYSIS

2012 TOTAL DIRECT COMPENSATION (TDC) DECISIONS

K.I. Chenault, Chairman and CEO

The Compensation Committee determined Mr. Chenault’s TDC to be $22 million, 8% (or $2 million) less than for 2011, based on shareholder-value creation as well as performance from various perspectives—financial, customer, employee and strategic. The Committee also considered the impact of settlements with several bank regulators last October, after a review of certain of our U.S. card practices, and additional cardmember reimbursements. As shown below, AIA was reduced 23% from $8.625 million for 2011 performance to $6.625 million for 2012 performance.

Note Regarding 2012 TDC Decisions

It is important to recognize that the way the Compensation Committee presents TDC in the tables that follow is different from the SEC-required disclosure in the Summary Compensation Table (SCT) and is not a substitute for the information in that table (shown on page 41). Rather, it is intended to show how the Compensation Committee linked NEOs’ TDC and its components to the company’s 2012 performance results.

A larger portion of Mr. Chenault’s AIA was paid in cash for 2012 in order to balance current and deferred pay mix, resulting in 73% of his TDC being deferred. The cash portion of AIA could increase or decrease from one year to the next based on performance and to achieve the desired balance between current and deferred pay.

Year-End Decisions ($mils)
CEO Total Direct Compensation (January 2013)	January 2013	January 2012
Base Salary	$2.0	$2.0
• The Compensation Committee kept Mr. Chenault’s salary at $2 million.
Annual Incentive Award (AIA)	$4.0 Cash	$2.0 Cash
• The Compensation Committee awarded Mr. Chenault $6.625 million.	$2.625 RSUs	$6.625 RSUs
• $4 million was paid in cash and the remainder was issued in Restricted Stock Units (RSUs).	$6.625 Total	$8.625 Total

• RSUs vest one year from grant. One-half are payable in shares and one-half in cash. 100% of the net shares must be held until one year after retirement.

•   The cash portion of the AIA continues to include a clawback provision, which permits the Compensation Committee, at its discretion, to recoup some, or all, of the cash portion of the AIA if 2013 performance is not acceptable.

Equity Awards (RSUs and Stock Options)	$2.080 SO	$2.160 SO
• The Compensation Committee awarded 38% of Mr. Chenault’s TDC—$8.25 million, the same amount as last year—in the form of equity grants.	$6.170 RSUs	$6.090 RSUs
	$8.25 Total	$8.25 Total

• The grants were divided equally into 103,786 shares of performance-vested RSUs and 103,786 stock options.

•   Mr. Chenault’s equity awards were granted on January 29, 2013. The stock options have an exercise price per share of $59.45. The RSU target is average 3-year (2013–2015) ROE of 25% (publicly stated on-average, over-time financial target).

Portfolio Grant (PG)	$5.125	$5.125
• Mr. Chenault received a Portfolio Grant award for the three-year performance period starting in 2013 and ending in 2015. The target value—$5.125 million— is the same as last year.
Total	$22.0	$24.0

COMPENSATION DISCUSSION AND ANALYSIS

Other Named Executive Officers

The CEO’s recommendations for the other NEOs were based on his review of performance and our pay mix guidelines.

The following information provides highlights of specific individual and business performance considered in the pay recommendations for the other NEOs. When approving pay decisions for other NEOs, the Compensation Committee also considered the overall performance of the company, including the impact of regulatory settlements last October, and additional cardmember reimbursements. Included below are the Compensation Committee’s January 2013 TDC decisions for each NEO.

EDWARD P. GILLIGAN, VICE CHAIRMAN

Mr. Gilligan has been the Head of the Global Consumer and Small Business Card Issuing, Merchant and Network businesses at American Express Company since October 2009. His 2012 achievements included:

•	Delivered strong financial results in support of the company’s growth through strong billings and revenue growth, maintenance of the discount rate, and best in class credit performance

•	Implemented key business transformation initiatives across the organization that yielded significant benefits

•	Revitalized international proprietary premium products and continued to expand the American Express franchise internationally, through new partnerships and the effective management of Loyalty Partner

•	Launched a number of new, high-impact initiatives to enhance our customers’ digital experiences

•	Led company efforts to comply with safety and soundness targets for the global banks, while implementing continuous process improvements

Mr. Gilligan’s compensation was negatively affected by the settlements with several bank regulators to resolve reviews of certain aspects of our U.S. consumer card practices for compliance with certain consumer protection laws and regulations.

STEPHEN J. SQUERI, GROUP PRESIDENT, GLOBAL CORPORATE SERVICES

Mr. Squeri has served as the Group President for Global Corporate Services since November 2011. He is responsible for Global Commercial Services, which consists of the Global Corporate Payments and Global Business Travel organizations, as well as Global Services, our shared services organization consisting of World Service, Global Business Services, Technologies and Global Credit Administration. His 2012 achievements included:

•	Exceeded operating expense targets across Global Commercial Services and Global Services and led planning for company-wide restructuring initiatives

•	Delivered superior customer service, as evidenced by the receipt of our sixth consecutive J.D. Power and Associates award in the United States

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Opened a new, state-of-the-art enterprise data center. Awarded LEED (Leadership in Energy & Environmental Design) Gold Certification, the first enterprise-class data center to be awarded Gold Certification under the new and more stringent rules

•	Created a new global, integrated, and unified Global Commercial Services organization

•	Enabled multiple digital capabilities that yielded significant progress against our business objectives

COMPENSATION DISCUSSION AND ANALYSIS

DANIEL H. SCHULMAN, GROUP PRESIDENT, ENTERPRISE GROWTH

Mr. Schulman has served as the Group President for Enterprise Growth since August 2010. He is responsible for our global strategy to expand alternative mobile and online payment services, reach customers beyond our traditional base and build new revenue streams. Mr. Schulman is also responsible for our corporate development and mergers and acquisitions unit. His 2012 achievements included:

•

Attracted millions of incremental new customers to American Express with new product launches. These new products are beginning to achieve critical mass and scale, with a fourth-quarter annualized run rate of over $2 billion in funds added

•

Launched Bluebird, a new innovative checking and debit alternative product utilizing the Serve platform, to target previously unaddressed markets. New product features include bill pay, direct deposit, and remote check capture

•	Implemented multiple new partnerships and features for Serve, including Zynga, Verizon Wireless, and a new Serve application– Deals and Offers

•

Expanded into international markets, including a partnership with the Lianlian Group to use Serve for consumer and business customers in China, and the launch of new reloadable prepaid products in three new international markets

•	Expanded the retail footprint of American Express products, with retail distribution agreements resulting in over 20,000 new retail locations in the United States

DANIEL T. HENRY, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Henry is responsible for leading the company’s Finance organization and representing American Express to investors, lenders, and rating agencies. His 2012 achievements included:

•	Prioritized investments through financial analyses and evaluation of risks and opportunities

•	Ensured the company’s capital allocation framework supported business strategies and resulted in a strong capital position

•	Managed operating cost structure to achieve 2012 objective of declining growth rate

•	Continued to diversify the company’s funding profile and liquidity sources by expanding the Personal Savings program

•	Effectively communicated the company’s business strategy and financial results to the financial community and other constituencies

COMPENSATION DISCUSSION AND ANALYSIS

NEO TDC DECISIONS

The Compensation Committee’s January 2013 TDC decisions for performance year 2012 are reflected in the table below. January 2013 TDC was lower than January 2012 TDC for each NEO other than Mr. Squeri. Mr. Squeri led efforts to control operating expense and leads our Global Corporate Services organization, which includes World Service, a unit that delivered superior customer service as reflected in our sixth consecutive J.D. Power and Associate Award.

NEOs TDC Decisions ($000s)

	E.P. GILLIGAN	S.J. SQUERI	D.H. SCHULMAN	D.T. HENRY
Base Salary	$1,450	$1,250	$1,100	$850
AIA*	$4,600	$4,275	$3,800	$2,750
Equity—RSUs**	$2,169	$2,001	$1,870	$1,421
Equity—SOs**	$731	$674	$630	$479
PG (target value)	$1,500	$1,325	$1,300	$1,200
TDC	$10,450 (down 7% from January 2012)	$9,525 (up 7% from January 2012)	$8,700 (down 2% from January 2012)	$6,700 (down 4% from January 2012)

*	To comply with regulatory guidance that at least 50% of total incentive compensation be deferred, $250,000 of Mr. Gilligan’s and Mr. Schulman’s 2012 AIA and $500,000 of Mr. Squeri’s 2012 AIA were paid in the form of RSU’s granted in January 2013. Payment of these RSUs is deferred for three years from the grant date, subject to positive net income performance but not to continued employment.

**	Similar to the CEO’s equity awards, other NEOs received RSUs that are earned based on three-year average ROE performance. For the total equity awards, an equal number of shares were delivered in the form of performance-vested RSUs and stock options.

Interim Portfolio Grant Payout Based on 2011-2012 Performance

PG2011-13 was designed to make an interim payout in the first quarter of 2013 equal to 33% of the grant value, provided performance was trending at or above target. Based on performance over the period 2011-12, the Compensation Committee approved the interim payout for PG2011-13. The performance metrics for PG2011-13 are shown below.

2011-13 Performance Metric	Performance Required for Target Payout	Weighting
Earnings Per Share (EPS)	$12.66	20%
Total Shareholder Return vs. S&P 500	At index	30%
Strategic Milestones:		50%
Consumer, Small Business, Merchant and Network Services Businesses
• Accelerate growth in international	$4.9 billion
• Increase online spend across all products	12-15%
Global Services • Deliver superior service (measured by U.S. “Recommend to a Friend” score)	2.5 percentage point improvement over 2010
Enterprise Growth • Average annual growth of Global Payment Options revenue • Reach critical mass of Serve customers	At market growth rate CBC judgment

The company will disclose performance against the above metrics at the end of the 2013 performance period, when the total payout will be determined. The interim payment in the first quarter of 2013 will be offset against the

COMPENSATION DISCUSSION AND ANALYSIS

total payout. If the total payout is lower than the interim payout, then the interim payment (or the appropriate portion) may be recouped. Award payments are also subject to capital adequacy requirements, which are based on a minimum of 7% Tier 1 capital over the period.

The NEOs’ PG2011-13 grants resulted in the following interim payouts, at 33% of grant value.

EXECUTIVE	PG2011-13 GRANT AMOUNT ($000s)	PG2011-13 INTERIM PAYOUT ($000s)
K.I. Chenault	$5,125	$1,691	*
E.P. Gilligan	$1,500	$495
S.J. Squeri	$1,000	$330
D.H. Schulman	$1,300	$429
D.T. Henry	$1,100	$363

* Mr. Chenault’s payment was in the form of RSUs granted in January 2013 that vest one year from the grant date. One-half of the net shares upon vesting cannot be sold until one year after his retirement.

The grant amounts of the PG awards were included in the Grants of Plan-Based Awards Table in the 2012 proxy statement. The cash payouts described above are included in the Summary Compensation Table on page 41 (non-equity incentive plan compensation). For Mr. Chenault, where the payout was made solely in the form of RSUs that vest one year after grant, the grant amount of the RSUs will be included in the Summary Compensation Table next year, under stock awards.

OTHER POLICIES AND GUIDELINES

Award Timing

Consistent with past practice, annual cycle LTIA awards were granted to NEOs in January following the company’s public announcement of its financial results for the prior fiscal year. Historically, annual cycle LTIA awards are granted on the third trading day after the company publicly announces its financial results in January; however, due to the 2013 calendar the Compensation Committee determined to grant annual cycle LTIA awards to NEOs on the last day of the regularly scheduled January 2013 Compensation Committee meetings. Our off-cycle LTIA awards (for new hires, mid-year promotions, etc.) are granted on pre-established grant dates.

Tax Treatment

Tax rules generally limit the deductibility of compensation paid to our NEOs to $1 million during any fiscal year unless such compensation is “performance-based.” In general, the company intends to structure its incentive compensation arrangements in a manner that would comply with these tax rules. However, the Compensation Committee maintains the flexibility to pay non-deductible incentive compensation if it determines it is in the best interest of the company.

Clawback Policies

We seek to recover, to the extent practicable, performance-based compensation from any executive officer and certain other members of senior management in those circumstances when:

•	The payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement; and

•

In the board’s view, the employee engaged in fraud or misconduct that caused or partially caused the need for the restatement, and a smaller amount would have been paid to the employee based upon the restated financial results.

COMPENSATION DISCUSSION AND ANALYSIS

Also, the cash portion of the CEO’s AIA is subject to clawback at the discretion of the Compensation Committee if the company does not achieve acceptable performance in the following year.

Further, the Dodd-Frank legislation mandates regulation to add additional clawback requirements, and the company will take appropriate steps to implement the final requirements under this legislation.

American Express also maintains a “detrimental conduct” policy covering approximately 600 employees globally, including the NEOs. Each executive is required to sign an agreement that requires the executive to forfeit unvested awards, and to repay the proceeds from some or all of his or her compensation issued under our incentive compensation program in the event the executive engages in conduct that is detrimental to the company. This compensation includes Equity and Portfolio Grant awards and, in the case of our executive officers, Annual Incentive Awards that were received up to two years prior to employment termination. Detrimental conduct includes, but is not limited to, termination of employment for misconduct, working for certain competitors, soliciting company customers or employees for a period of time after termination, or disclosing confidential information.

Stock Ownership Guidelines

Our stock ownership guidelines require NEOs to own and maintain a substantial stake in the company. Our NEOs are required to accumulate a target number of shares (i.e., shares owned outright, not including unvested/unearned shares and unexercised stock options), and to retain a portion of the net after-tax shares received upon vesting or exercise of their equity awards as follows:

	STOCK OWNERSHIP GUIDELINES
		HOLDING REQUIREMENT
NEO	TARGET NUMBER OF SHARES	BEFORE TARGET MET	AFTER TARGET MET
K.I. Chenault*	500,000	75% of net shares until target number of shares is met	50% of net shares for one year
E.P. Gilligan	75,000
S.J. Squeri	75,000
D.H. Schulman	75,000
D.T. Henry	37,500
*	In addition to these requirements, Mr. Chenault is required to hold, one year beyond his retirement from the company, a significant portion of his 2010, 2011 and 2012 year-end AIA and PG payouts delivered in RSUs.

With the exception of Mr. Schulman, who was hired in 2010, all our NEOs own more than the target number of shares.

HEDGING POLICY AND PLEDGING RESTRICTIONS

Our Code of Conduct prohibits our employees from using short sales or put and call transactions to hedge their ownership of company securities. In addition, the company does not permit executive officers to pledge shares subject to stock ownership guidelines, including holding requirements, and limits the number of other shares they may pledge.

Post-Employment Compensation

RETIREMENT BENEFITS

NEOs receive retirement benefits through the following plans:

•	Retirement Savings Plan (RSP): A qualified savings 401(k) plan available to all eligible employees.

•	Retirement Restoration Plan (RRP): A nonqualified savings plan that makes up 401(k) benefits that would otherwise be lost as a result of the U.S. tax limits.

COMPENSATION DISCUSSION AND ANALYSIS

As part of NEOs’ planning for retirement and other long-term financial needs, we have provided them an annual opportunity under a nonqualified deferred compensation plan to defer a portion of their base salary and AIA payout. The total annual deferral is limited to 100% of base salary.

NEOs (except Mr. Schulman) also continue to earn interest on outstanding account balances under the American Express Retirement Plan, which was frozen in 2007. All retirement benefits are more fully described under Retirement Plan Benefits on page 48 and under Nonqualified Deferred Compensation on pages 49 to 50.

SEVERANCE

The company has an executive severance policy instead of individual severance or employment agreements. Under the Senior Executive Severance Policy, NEOs who are terminated involuntarily receive cash severance benefits equal to two years of base salary and AIA, except in cases of misconduct. Severance payments are made in installments, except in certain terminations following a change in control, when payment is made in a lump sum. LTIAs continue to vest during the severance period, unless the executive begins full-time, outside employment. NEOs may continue to be covered under certain of our compensation and benefit plans during the severance period. Effective January 1, 2014, U.S.-based NEOs who are age 65 or older are not eligible for severance.

To protect shareholders and our business model, executives are required to comply with non-compete, non-solicitation, confidentiality, and non-denigration provisions during the period of time they are receiving severance. Our uniform severance policy helps to avoid individual treatment and provides an important enforcement mechanism for these protections. The Compensation Committee must pre-approve severance for an executive officer.

CHANGE IN CONTROL BENEFITS

The company provides change in control (CIC) benefits to encourage executives to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a potential CIC of the company. Some key CIC provisions were implemented in 2011 based on shareholder input and changing market trends:

•	All LTIAs granted after December 31, 2010 require employment termination (“double trigger”) following a CIC before these awards will vest.

•	We no longer provide excise tax reimbursements and gross-up payments in the case of a CIC (in the case of LTIAs, applies to grants after December 31, 2010).

In the event of certain employment terminations in connection with a CIC, executives also receive cash severance described above under Severance and other benefits. Detailed information is provided under Potential Payments Upon Termination or Change in Control on pages 51 to 54.

REPORT OF THE COMPENSATION AND

BENEFITS COMMITTEE

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation and Benefits Committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND BENEFITS COMMITTEE

Jan Leschly, Chairman

Peter Chernin

Richard A. McGinn

Edward D. Miller

Robert D. Walter

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the year ended December 31, 2012.

Summary Compensation Table (1)

NAME	YEAR	SALARY ($)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
K.I. Chenault Chairman and Chief Executive Officer	2012	$2,000,000	$4,000,000	$18,864,985	$2,159,907	$0	$478,945	$987,897	$28,491,734
	2011	$2,000,000	$2,000,000	$15,274,191	$2,193,374	$0	$548,290	$1,022,836	$23,038,691
	2010	$1,942,308	$2,000,000	$2,049,971	$9,164,925	$0	$560,421	$1,095,647	$16,813,272
E.P. Gilligan Vice Chairman	2012	$1,450,000	$4,350,000	$2,620,562	$929,413	$495,000	$266,338	$564,823	$10,676,136
	2011	$1,450,000	$4,750,000	$2,128,967	$770,998	$3,800,000	$210,948	$2,779,172	$15,890,085
	2010	$1,423,077	$4,450,000	$724,967	$3,215,112	$1,680,000	$212,876	$699,438	$12,405,470
S.J. Squeri Group President Global Corporate Services	2012	$1,201,923	$3,775,000	$1,845,436	$654,506	$330,000	$103,185	$351,948	$8,261,998
	2011	$1,000,000	$4,000,000	$1,468,261	$531,725	$1,200,000	$81,999	$341,383	$8,623,368
	2010	$980,769	$3,500,000	$499,986	$2,217,318	$1,380,000	$84,387	$319,991	$8,982,452
D. H. Schulman Group President Enterprise Growth	2012	$1,100,000	$3,550,000	$1,845,436	$654,506	$429,000	$0	$309,240	$7,888,182
	2011	$1,100,000	$4,000,000	$1,835,315	$664,653	$1,560,000	$0	$202,573	$9,362,541
	2010	$401,923	$2,500,000	$5,999,957	$1,853,515	$780,000	$0	$100,895	$11,636,290
D.T. Henry Executive Vice President and Chief Financial Officer	2012	$850,000	$2,750,000	$1,402,563	$497,435	$363,000	$35,244	$333,686	$6,231,928
	2011	$850,000	$3,050,000	$1,358,114	$491,836	$1,320,000	$49,462	$384,372	$7,503,784
	2010	$838,462	$2,350,000	$3,437,458	$1,940,154	$1,212,000	$51,989	$362,540	$10,192,602

(1)	Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of base salary, bonus, or non-equity incentive plan compensation under our deferred compensation programs.

(2)	The amounts in this column reflect AIA cash payments made for annual performance. For each NEO described below, the 2012 amount excludes the portion of 2012 AIA paid in the form of RSUs granted in January 2013. For Mr. Chenault $2.625 million out of $6.625 million of his 2012 AIA is paid in the form of RSUs granted in January 2013 that vest one year from the grant date, subject to performance conditions. 50% of these RSUs are payable in cash and the remaining net shares upon vesting cannot be sold until one year after retirement.

To comply with FRB guidance that at least 50% of incentive compensation be deferred, $250,000 of Mr. Gilligan’s and Mr. Schulman’s 2012 AIA and $500,000 of Mr. Squeri’s 2012 AIA were paid in the form of RSU’s granted in January 2013. Payment of these RSUs is deferred for three years from the grant date, subject to positive net income performance but not to continued employment.

(3)	The amounts represent the aggregate grant date fair value of awards granted in each respective year computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A significant portion of Mr. Chenault’s total direct compensation is delivered in the form of equity that is deferred. The table below provides detail on the RSUs included in the stock awards column:

	2012	2011	2010
Annual RSU award granted in January for performance in the prior year*	$6,090,046	$6,056,594	$2,049,971
Portion of AIA awarded in RSUs in January for performance in the prior year *	$6,624,980	$3,125,000	—
Payment of PG award in the form of RSUs. Amount in column reflects the RSUs granted in January with respect to PG awards whose performance periods ended the prior year	$6,149,959	$6,092,597	—
Total	$18,864,985	$15,274,191	$2,049,971

* For example, 2012 amount shows RSU awarded in January 2012 for 2011 performance

EXECUTIVE COMPENSATION TABLES

(4)	For 2012, the amounts in this column reflect the cash payment made to the NEO in respect of initial payment towards the PG2011-13 awards granted in 2011, in accordance with award terms. For Mr. Chenault, the 2012 amount excludes payment of $1.691 million, which was made in the form of RSUs granted in January 2013 that vest one year from the grant date, subject to performance. One-half of the net shares upon vesting cannot be sold until one year after retirement.

(5)	The amounts in this column reflect the actuarial increase in the present value of the NEOs’ benefits under all defined benefit pension plans established by the company.

(6)	See All Other Compensation Table below for additional information.

The table below shows the components of the amounts included for each NEO under the All Other Compensation column in the Summary Compensation Table.

All Other Compensation Table

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(1)	TAX PAYMENTS/ REIMBURSEMENTS ($)(2)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($)(3)	EXECUTIVE LIFE INSURANCE ($)(4)	DIVIDENDS AND DIVIDEND EQUIVALENTS ($)(5)	TOTAL ($)
K.I. Chenault	2012	$368,647	$0	$442,500	$4,340	$172,410	$987,897
	2011	$395,439	$0	$570,000	$3,939	$53,458	$1,022,836
	2010	$517,438	$0	$438,942	$3,589	$135,679	$1,095,647
E.P. Gilligan	2012	$89,040	$0	$384,250	$2,100	$89,433	$564,823
	2011	$108,942	$2,152,743	$413,250	$1,958	$102,279	$2,779,172
	2010	$183,077	$36,587	$346,923	$1,830	$131,021	$699,438
S.J. Squeri	2012	$79,489	$0	$242,212	$2,150	$28,097	$351,948
	2011	$69,205	$0	$240,000	$2,003	$30,175	$341,383
	2010	$84,004	$0	$199,038	$1,870	$35,079	$319,991
D.H. Schulman	2012	$94,277	$0	$159,500	$4,140	$51,323	$309,240
	2011	$70,741	$0	$31,413	$4,201	$96,218	$202,573
	2010	$72,427	$0	$0	$1,380	$27,088	$100,895
D.T. Henry	2012	$75,132	$0	$186,750	$5,392	$66,412	$333,686
	2011	$70,955	$0	$242,250	$4,813	$66,354	$384,372
	2010	$85,577	$0	$211,538	$4,340	$61,085	$362,540

(1)	See the Perquisites and Other Personal Benefits table below for additional information regarding the components of this column.

(2)	For Mr. Gilligan, who was on international assignment in London until July 2009, trailing tax equalization payments and/or reimbursements have been made and recorded following termination of his assignment in 2009 to address any foreign tax obligations relating to income received, awarded or earned during his assignment. These payments and reimbursements are made under a policy that applies to all employees on international assignment and is designed to facilitate these assignments by covering taxes over and above taxes that these employees would have incurred had they remained in their home countries. In 2012, Mr. Gilligan received a net foreign tax credit of approximately $1.49 million relating to payments made by the company on his behalf in previous years, which were returned to the company and is not reflected in the table above. The payments or reimbursements included in the amount shown that were paid or received in British Pound Sterling were converted to U.S. dollars based on the conversion rate as of the date paid, received or allocated.

(3)	This column reports company contributions to the NEOs’ accounts under the company’s RSP and to the RSP Related Account under the company’s RRP. See pages 48 to 50 for a further description of the RSP and the RSP Related Account under the company’s RRP.

(4)	This column reports imputed income to the NEO under the company’s executive life insurance program.

(5)	This column reports dividends and dividend equivalents paid in connection with Restricted Stock Awards (RSAs) and RSUs awarded to the NEO under the 1998 Incentive Compensation Plan (1998 plan) or the 2007 Incentive Compensation Plan (2007 plan). Beginning with awards granted in 2011, dividends and dividend equivalents on unvested RSAs and RSUs granted to executive officers will be paid only if and when the underlying shares vest.

EXECUTIVE COMPENSATION TABLES

Perquisites and Other Personal Benefits

NAME	YEAR	LOCAL AND OTHER TRAVEL BENEFITS ($)(1)	PERSONAL USE OF COMPANY AIRCRAFT ($)(1)(2)	FLEXIBLE PERQUISITE ALLOWANCE ($)	HOME SECURITY SYSTEM ($)	SECURITY DURING PERSONAL TRIPS ($)	INTERNA- TIONAL ASSIGNMENT ($)(3)	OTHER BENEFITS ($)(4)	TOTAL ($)
K.I. Chenault	2012	$16,623	$195,536	$35,000	$34,283	$76,241	n/a	$10,964	$368,647
	2011	$31,464	$200,000	$35,000	$30,906	$61,332	n/a	$36,737	$395,439
	2010	$139,273	$200,000	$35,000	$75,556	$53,671	n/a	$13,938	$517,438
E.P. Gilligan	2012	$30,000	$7,115	$35,000	n/a	n/a	$14,715	$2,210	$89,040
	2011	$30,000	$0	$35,000	$0	n/a	$43,180	$762	$108,942
	2010	$40,500	$3,466	$35,000	$1,815	n/a	$99,296	$3,000	$183,077
S.J. Squeri	2012	$30,000	$0	$35,000	n/a	n/a	n/a	$14,489	$79,489
	2011	$30,000	$0	$35,000	$0	n/a	n/a	$4,205	$69,205
	2010	$40,500	$0	$35,000	$744	n/a	n/a	$7,760	$84,004
D.H. Schulman	2012	$30,000	$22,254	$35,000	n/a	n/a	n/a	$7,023	$94,277
	2011	$30,000	$0	$35,000	$0	n/a	n/a	$5,741	$70,741
	2010	$12,500	$0	$14,585	$40,861	n/a	n/a	$4,481	$72,427
D.T. Henry	2012	$30,000	$0	$35,000	n/a	n/a	n/a	$10,132	$75,132
	2011	$30,000	$0	$35,000	$0	n/a	n/a	$5,955	$70,955
	2010	$40,500	$0	$35,000	$0	n/a	n/a	$10,077	$85,577

(1)	For 2012, local and other travel benefits include local travel allowance for NEOs other than Mr. Chenault. For Mr. Chenault, the company’s security policy adopted by the Audit, Risk and Compliance Committee of the board requires him to use for all travel purposes, to the maximum extent practicable, the automobiles and aircraft provided by the company to executives for business travel. The calculation of incremental cost for personal use of company-owned automobiles and aircraft is based on the variable cost to the company of operating the automobiles and aircraft and includes, among other things, fuel costs, maintenance costs, and, in the case of aircraft, the cost of trip-related crew hotels and meals, and landing and ground handling fees. The calculation does not include fixed costs that would have been incurred regardless of whether there was any personal use of the automobiles or aircraft (e.g., purchase costs and depreciation, driver and flight crew fixed salaries and benefits, insurance costs, etc.).

(2)	Effective January 1, 2010, the company requires reimbursement by Mr. Chenault for incremental cost in excess of $200,000 per year for travel on company aircraft that is deemed by the SEC to be personal use, including use to travel to outside board meetings. Messrs. Gilligan’s and Schulman’s 2012 amounts are in connection with travel to outside corporate board meetings.

(3)	The amount shown includes expatriate services and allowances in connection with Mr. Gilligan’s repatriation to the United States, due to his international assignment. The services received by Mr. Gilligan apply to all employees on international assignment. Services and allowances included in the amounts shown that were paid or received in British Pound Sterling were converted to U.S. dollars based on the conversion rate as of the date paid, received, or allocated.

(4)	This column reports the total amount of other perquisites and personal benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites and other personal benefits reported for the NEO. These other benefits consist of office parking, reimbursement for certain information technology, cost associated with employee recognition programs, and cost of certain meals from the company’s dining facilities.

In addition to the perquisites and other benefits described in the table and footnotes above, our NEOs also receive occasional secretarial support with respect to personal matters and may, on occasion, use the company’s tickets for sporting and entertainment events for personal rather than business purposes. We incur no incremental cost for the provision of such additional benefits.

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards

The following table provides information on SO, RSU, and PG2012-14 awards granted to each of our NEOs in 2012 under the 2007 plan. There can be no assurance that the grant date fair value of awards will ever be realized by the NEOs.

Grants of Plan-Based Awards

				ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER OPTION AWARDS
NAME	AWARD TYPE (1)	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE PRICE OR BASE PRICE OF OPTION AWARDS ($/SH)(3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)
K.I. Chenault	PG2012-14	1/24/2012	1/23/2012	$0	$5,125,000	$6,406,250
	SO	1/24/2012	1/23/2012							123,706	$49.23	$2,159,907
	RSU	1/24/2012	1/23/2012				0	123,706	154,632			$6,090,046
	RSU	1/24/2012	1/23/2012					259,495				$12,774,939
E.P. Gilligan	PG2012-14	1/24/2012	1/23/2012	$0	$1,500,000	$1,875,000
	SO	1/24/2012	1/23/2012							53,231	$49.23	$929,413
	RSU	1/24/2012	1/23/2012				0	53,231	66,538			$2,620,562
S.J. Squeri	PG2012-14	1/24/2012	1/23/2012	$0	$1,150,000	$1,437,500
	SO	1/24/2012	1/23/2012							37,486	$49.23	$654,506
	RSU	1/24/2012	1/23/2012				0	37,486	46,857			$1,845,436
D.H. Schulman	PG2012-14	1/24/2012	1/23/2012	$0	$1,300,000	$1,625,000
	SO	1/24/2012	1/23/2012							37,486	$49.23	$654,506
	RSU	1/24/2012	1/23/2012				0	37,486	46,857			$1,845,436
D.T. Henry	PG2012-14	1/24/2012	1/23/2012	$0	$1,200,000	$1,500,000
	SO	1/24/2012	1/23/2012							28,490	$49.23	$497,435
	RSU	1/24/2012	1/23/2012				0	28,490	35,612			$1,402,563

(1)	PG Awards. PG2012-14 awards link compensation to our financial and strategic performance for 2012 through 2014. The goals for the three-year performance period were approved by the Compensation Committee in March 2012 and are based 50% on financial metrics and 50% on strategic milestones. The potential award payout is determined based on a table of possible performance and earned payout levels, including a cap on the overall earned payout level. The actual payout could be higher or lower than the notional target value based on actual performance.

Restricted Stock Units. Except as specified otherwise, RSU awards will vest on the third anniversary of the grant date in an amount determined by performance against the average ROE target during the three-year performance period.

259,495 of the RSUs were granted to Mr. Chenault in connection with his 2011 AIA and the payout of PG2010-11 and will vest on the first anniversary of the grant date subject to the performance hurdle of positive net Income over the vesting period. One half of the net shares upon vesting of this award cannot be sold until one year after Mr. Chenault’s retirement. Dividend equivalents on RSUs will accrue but will not be paid unless and until the underlying shares vest.

Stock Options. The SOs have a ten-year term and 25% of these shares become exercisable on each grant date anniversary.

All awards are subject to continuous employment with the company, except that all awards may vest upon death, disability termination, retirement, or in certain circumstances in connection with a change in control of the company, as described on pages 51 to 54.

(2)	The amounts shown under these columns represent potential aggregate threshold, target, and maximum payouts for achievement of threshold, target, and maximum performance levels for PG2012-14 and ROE-based RSUs. The threshold payout is zero, since it represents the level of performance for which no award would be earned. The “target” payout is equal to 100% of the executive’s grant value, and represents the amount that may be paid for achieving the target level of performance across all performance goals. The “maximum” payout represents the amount that may be paid for achieving the maximum level of performance across all performance goals, subject to an overall cap on the payout amount.

(3)	The exercise price of the SOs is the closing price of the company’s common shares on the NYSE on the grant date.

EXECUTIVE COMPENSATION TABLES

(4)	RSU value is based on the closing price of the company’s common shares on the grant date. Option value is a hypothetical value at grant using a Black-Scholes-Merton option-pricing model. These amounts are theoretical and may not reflect the amounts that option holders will realize, which will depend upon the share price at the time of exercise.

The following assumptions were used for SOs granted in January 2012:

ASSUMPTIONS	JANUARY
Dividend yield	1.48%
Expected volatility	41.05%
Risk-free interest rate	1.28%
Expected life of stock option (years)	6.28
Exercise price	$49.23

The expected volatility is based on weighted historical and implied volatilities of the company’s common stock price. The expected life of the options is based on historical data and expectations of options currently outstanding. These assumptions are consistent with the assumptions used to report stock option valuations and expense in our 2012 Annual Report to Shareholders.

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End 2012

The following table shows the number of shares covered by exercisable and unexercisable SOs and unvested RSAs and RSUs granted under the 1998 plan or the 2007 plan held by our NEOs on December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End 2012

	OPTION AWARD									STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (a)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (a)
K.I. Chenault	1/24/2012	0		123,706	(1)			$49.230	1/24/2022			123,706	(c)	$7,110,621
	1/24/2012											259,495	(g)	$14,915,772
	1/27/2011	33,995	(1)	101,986				$44.540	1/27/2021			142,780	(d)	$8,206,994
	1/26/2010	325,459	(1)	325,459				$38.100	1/26/2020			26,903	(b)	$1,546,384
	1/29/2009	897,666	(1)	299,222				$16.710	1/29/2019
	1/31/2008	625,000	(1)	0				$49.130	1/30/2018
	1/31/2008	0		0		1,375,000	(3)	$49.130	1/30/2018
	11/30/2007	0		0		1,375,000	(3)	$58.980	11/30/2017
	1/25/2007	625,000	(1)	0				$57.770	1/25/2017
	1/23/2006	425,000	(1)	0				$51.865	1/22/2016
	1/24/2005	445,537	(1)	0				$45.768	1/23/2015
	1/26/2004	555,208	(1)	0				$43.977	1/25/2014
E.P. Gilligan	1/24/2012	0		53,231	(1)			$49.230	1/24/2022			53,231	(c)	$3,059,718
	1/27/2011	11,949	(1)	35,850				$44.540	1/27/2021			50,188	(d)	$2,884,806
	1/26/2010	114,173	(1)	114,173				$38.100	1/26/2020			9,514	(b)	$546,865
	10/30/2009	0		114,810	(4)			$34.840	10/30/2019
	1/29/2009	201,346	(1)	83,782				$16.710	1/29/2019
	1/31/2008	190,000	(1)	0				$49.130	1/30/2018
	7/31/2007	450,000	(2)	0				$58.540	7/31/2017			34,000	(e)	$1,954,320
	1/25/2007	150,000	(1)	0				$57.770	1/25/2017
	1/23/2006	150,000	(1)	0				$51.865	1/22/2016
	1/24/2005	165,648	(1)	0				$45.768	1/23/2015
S.J. Squeri	1/24/2012	0		37,486	(1)			$49.230	1/24/2022			37,486	(c)	$2,154,695
	1/27/2011	8,241	(1)	24,724				$44.540	1/27/2021			34,613	(d)	$1,989,555
	1/26/2010	78,740	(1)	78,740				$38.100	1/26/2020			6,562	(b)	$377,184
	10/30/2009	0		229,621	(4)			$34.840	10/30/2019
	1/29/2009	0		52,364	(1)			$16.710	1/29/2019
	1/31/2008	130,000	(1)	0				$49.130	1/30/2018
	1/25/2007	130,000	(1)	0				$57.770	1/25/2017
	1/25/2007	400,000	(2)	0				$57.770	1/25/2017
	1/23/2006	130,000	(1)	0				$51.865	1/22/2016
	5/16/2005	36,557	(1)	0				$45.575	5/16/2015
	1/24/2005	26,275	(1)	0				$45.768	1/23/2015
	1/24/2005	68,544	(1)	0				$45.768	1/23/2015
D.H. Schulman	1/24/2012	0		37,486	(1)			$49.230	1/24/2022			37,486	(c)	$2,154,695
	1/27/2011	10,301	(1)	30,905				$44.540	1/27/2021			43,266	(d)	$2,486,930
	8/31/2010	62,703	(1)	62,704				$39.870	8/31/2020			15,676	(b)	$901,056
D.T. Henry	1/24/2012	0		28,490	(1)			$49.230	1/24/2022			28,490	(c)	$1,637,605
	1/27/2011	7,623	(1)	22,869				$44.540	1/27/2021			32,016	(d)	$1,840,280
	1/26/2010	68,897	(1)	68,898				$38.100	1/26/2020			5,741	(b)	$329,993
	1/26/2010											78,740	(f)	$4,525,975
	1/29/2009	0	(1)	59,845				$16.710	1/29/2019
	1/31/2008	150,000	(1)	0				$49.130	1/30/2018
	10/31/2007	95,000	(1)	0				$60.950	10/31/2017
	1/25/2007	27,500	(1)	0				$57.770	1/25/2017
	1/23/2006	30,000	(1)	0				$51.865	1/22/2016
	1/24/2005	28,560	(1)	0				$45.768	1/23/2015

EXECUTIVE COMPENSATION TABLES

Notes Relating to Option Awards

Exercisability of option awards is subject to continuous employment by the company, except that unvested stock awards may vest upon death, disability termination, retirement, or change in control of the company (or for awards granted after December 2010, certain terminations in connection with a change in control), as described on pages 51 to 54.

(1)	These SOs vest 25% on the first, second, third, and fourth anniversaries of the grant date.

(2)	These SOs vest 25% on the third and fourth anniversaries of the grant date, and 50% on the fifth anniversary of the grant date.

(3)	These SOs comprising the Special Grant will vest only if the company meets performance levels with respect to (i) growth in diluted EPS from continuing operations, (ii) revenue growth, (iii) average annual ROE, and (iv) annual TSR as compared to the S&P 500 Index, in each case during the six-year period from January 1, 2008 through December 31, 2013. Further details are described on page 24 of the March 13, 2009 proxy statement.

(4)	These SOs vest 100% on the fourth anniversary of the grant date.

Notes Relating to Stock Awards

Vesting of stock awards is subject to continuous employment by the company, except that unvested stock awards may vest upon death, disability termination, retirement, or change in control of the company (or for awards granted after December 2010, certain terminations in connection with a change in control), as described on pages 51 to 54. The vesting schedule of each award is subject to our achieving positive cumulative net income from continuing operations over each vesting period, unless mentioned otherwise.

(a)	The market value of the stock awards is based on the closing price per share of our stock as of December 31, 2012, which was $57.48.

(b)	These awards vest 25% on each of the first, second, third, and fourth anniversaries of the grant date.

(c)	These awards vest on the third anniversary of the grant date, subject to our achieving average annual ROE of 25% or more over the vesting period. The number of awards above reflects the assumption that ROE is at 25% target and a payout at 100% is made.

(d)	These awards vest on the third anniversary of the grant date, subject to our achieving average annual ROE of 25% or more over the vesting period. The number of awards above reflects the assumption that ROE meets a 28% target and a payout at 105% is made.

(e)	For Mr. Gilligan, this award vests 20% on each of the third, fourth, and fifth anniversaries of the grant date and 40% on the sixth anniversary of the grant date, subject to our achieving average annual ROE of 15% or more over the vesting periods.

(f)	These awards vest on the third anniversary of the grant date.

(g)	These awards vest on the first anniversary of the grant date.

Option Exercises and Stock Vested in 2012

The following table contains information about exercises of SOs by the NEOs and shares acquired by the NEOs upon the vesting of RSA/RSUs, in each case during 2012.

Option Exercises and Stock Vested in 2012

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
K.I. Chenault	555,208	$13,429,205	220,402	$10,988,788
E.P. Gilligan	440,702	$9,798,814	79,162	$4,419,154
S.J. Squeri	127,763	$2,654,794	31,983	$1,764,121
D.H. Schulman			67,407	$3,929,828
D.T. Henry	250,658	$9,102,891	2,871	$143,493

(1)	Amounts reflect the difference between the exercise price of the SO and the market price of our common stock at the time of exercise.

(2)	Amounts reflect the market value of our common stock on the day on which the RSA/RSUs vested.

EXECUTIVE COMPENSATION TABLES

Retirement Plan Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs under each of the American Express Retirement Plan and the American Express Restoration Plan (formerly the American Express Supplemental Retirement Plan).

Pension Benefits 2012

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)
K.I. Chenault	Retirement Plan	31	$619,825	$ 0
	RRP-Retirement Plan Related Account		$7,525,501	$ 0
	Total		$8,145,326	$ 0
E.P. Gilligan	Retirement Plan	32	$422,649	$ 0
	RRP-Retirement Plan Related Account		$1,827,215	$ 0
	Total		$2,249,864	$ 0
S.J. Squeri	Retirement Plan	27	$305,241	$ 0
	RRP-Retirement Plan Related Account		$570,823	$ 0
	Total		$876,064	$ 0
D.H. Schulman	Retirement Plan	n/a	n/a	n/a
	RRP-Retirement Plan Related Account		n/a	n/a
	Total		n/a	n/a
D.T. Henry	Retirement Plan	22	$294,603	$ 0
	RRP-Retirement Plan Related Account		$535,015	$ 0
	Total		$829,618	$ 0

(1)	Present Value of Accumulated Benefits (PVAB) was determined using the same measurement date (December 31, 2012) and assumptions as used for financial reporting purposes:

•	Discount rate equal to 3.35%

•	RP 2000 White Collar Mortality Table projected as required by the Pension Protection Act

•	Retirement age is assumed to be the normal retirement age as defined in the plan (age 65)

•	Form of payment is the value of the cash balance account payable as a lump sum distribution upon retirement

•	PVAB includes the value of the MetLife benefit described below, if applicable

Retirement Plan. The NEOs (except for Mr. Schulman) participate in the Retirement Plan, which is a defined benefit cash balance retirement plan. As a result of amendments made to the Retirement Plan in 2007, we discontinued benefit accruals (other than crediting interest to outstanding account balances). The Retirement Plan continues to credit participants with interest on their cash balances. The Retirement Plan sets the interest rate each year based on the average of the interest rates for certain five-year U.S. Treasury Notes. The minimum interest rate each year is 5%. The maximum interest rate is the lower of 10% or the applicable interest rate shown in the Retirement Plan. For 2012 and 2013, the interest rate is 5%. In addition, benefits from the prior retirement plan, which was terminated in 1985, are payable through an insurance contract with Metropolitan Life Insurance Company, and are included in the table above.

RRP-Retirement Plan Related Account. Each RRP participant who participated in the Retirement Plan has a Retirement Plan Related Account for benefits that could not be provided under the Retirement Plan as a result of tax-qualified plan limitations. Compensation for RRP-Retirement Plan Related Account purposes included the same items of compensation as the Retirement Plan. RRP-Retirement Plan Related Account benefits accrue and vest in a manner similar to benefits under the Retirement Plan. Participants may elect to receive payment of their RRP-Retirement Plan Related Account benefits in either a lump sum or annual installments over a period of five, ten, or 15 consecutive years. Lump-sum payments are made on or about the January 1 or July 1 that is at least six months following the participant’s separation from service and installment payments commence on or about the July 1 of the calendar year following the year in which the participant separates from service.

As a result of amendments made to the RRP in 2007, no contributions generally are made to a participant’s RRP-Retirement Plan Related Account for any pay period ending on or after July 1, 2007. Participants continue to receive interest credits on their outstanding RRP-Retirement Plan Related Account balances at the same rate as on their Retirement Plan accounts. Generally, all participants who were employed as of July 1, 2007 became vested in the accrued benefits under their RRP-Retirement Plan Related Account as of that date.

EXECUTIVE COMPENSATION TABLES

Nonqualified Deferred Compensation

The following table shows the executive or company contributions, earnings, withdrawals, and account balances for the NEOs in our RRP-RSP Related Accounts and our deferred compensation programs. These programs are unfunded, unsecured deferred compensation programs.

Nonqualified Deferred Compensation 2012

NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	COMPANY CONTRIBUTIONS IN LAST FY ($)(1)	AGGREGATE EARNINGS IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(3)
K.I. Chenault	RRP-RSP Related Account	n/a	$409,500	$441,558	$0	$3,354,584
	Deferred Compensation	$100,000	n/a	$844,424	$0	$26,011,672
	Total	$100,000	$409,500	$1,285,982	$0	$29,366,256
E.P. Gilligan	RRP-RSP Related Account	n/a	$376,250	$163,975	$0	$2,101,702
	Deferred Compensation	$642,500	n/a	$375,224	$507,259	$3,102,504
	Total	$642,500	$376,250	$539,199	$507,259	$5,204,206
S.J. Squeri	RRP-RSP Related Account	n/a	$234,212	$149,546	$0	$1,260,298
	Deferred Compensation	$160,000	n/a	$319,581	$549,077	$4,956,605
	Total	$160,000	$234,212	$469,127	$549,077	$6,216,903
D.H. Schulman	RRP-RSP Related Account	n/a	$141,375	$5,273	$0	$157,847
	Deferred Compensation	$250,769	n/a	$17,962	$0	$279,225
	Total	$250,769	$141,375	$23,235	$0	$437,072
D.T. Henry	RRP-RSP Related Account	n/a	$153,750	$137,135	$0	$1,392,871
	Deferred Compensation	$34,000	n/a	$31,369	$471,001	$824,474
	Total	$34,000	$153,750	$168,504	$471,001	$2,217,345

(1)	The amounts in this column are also included in the Summary Compensation Table on page 41 under “All Other Compensation.”

(2)	Earnings on RRP-RSP Related Account and Deferred Compensation balances are determined based on hypothetical investment of those account balances at the direction of the participant in the funds available under the RSP (other than the Self-Directed Brokerage Account). In addition to the investment funds in the RSP, a Market Interest Rate option is available for pre-2011 Deferred Compensation balances only. The Market Interest Rate option earns a rate of return based on the SEC defined market rate for deferred compensation for the year, which is 120% of the federal long-term rate for December of the preceding year. The Aggregate Balance and Aggregate Earnings shown in the 2011 Nonqualified Deferred Compensation Table did not include the final executive contribution made and so were understated for each executive by the following amounts: for Mr. Chenault, $3,846; for Mr. Gilligan, $2,788; for Mr. Squeri, $1,923; for Mr. Schulman, $423; and for Mr. Henry, $1,308.

(3)	Of the total amounts shown in this column, the following amounts have been reported as “Salary,” “Bonus,” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table in this proxy statement and prior years’ proxy statements: for Mr. Chenault, $9,204,790; for Mr. Gilligan, $2,415,000; for Mr. Schulman, $261,769; for Mr. Henry, $654,000; and for Mr. Squeri, $1,760,000. The amounts in the preceding sentence do not include: 1) amounts deferred by each executive before becoming an NEO; and 2) amounts reported in prior years’ proxy statements as above-market earnings on deferred compensation.

Retirement Savings Plan. Effective January 2010, all active participants, including the NEOs , were immediately 100% vested in the company matching contribution, which is generally up to 5% of total pay. We may also contribute an annual discretionary profit sharing amount (ranging from 0-5%) for eligible employees based on our annual performance. As a result of our 2012 performance, the board approved a profit sharing contribution of 2.25% of total pay for eligible employees in the regular benefit level (including NEOs). Company profit sharing contributions generally vest on the third anniversary of an employee’s service with the company.

For our employees who commenced their employment prior to April 1, 2007, we generally also contribute an additional conversion contribution of up to 8% of total pay. The percentage varies by individual based on their projected age and service as of December 31, 2008. The conversion contributions for the NEOs are as follows: Messrs. Chenault, Gilligan, and Henry: 6.0% and Mr. Squeri: 3.75%. Mr. Schulman commenced employment after April 1, 2007 and is not eligible for conversion contributions.

EXECUTIVE COMPENSATION TABLES

RRP-RSP Related Account. Each RRP participant has a RRP-RSP Related Account for benefits that cannot be provided under the Retirement Savings Plan as a result of tax-qualified plan limitations. The RRP was amended effective January 1, 2011 such that the company matches employee contributions in the RRP-RSP Related Account up to a maximum of 5 percent of total pay in excess of IRS compensation limits, only to the extent the employee voluntarily defers compensation under the Deferred Compensation Program. All other company contributions to the RRP-RSP Related Account were not impacted by this amendment. Compensation for RRP-RSP Related Account purposes includes the same items of compensation as the Retirement Savings Plan, and also includes the value of base pay and annual cash incentive amounts deferred by a participant under the company’s nonqualified deferred compensation programs. Participants may elect to receive payment of their RRP-RSP Related Account benefits in either a lump sum or annual installments over a period of five, ten, or 15 consecutive years. New participants will have a default lump sum election for contributions attributable to the first year.

Deferred Compensation. As part of planning for retirement or other long-term financial needs, we provide the NEOs and certain other senior-level employees with an annual opportunity to defer receipt of a portion of their base salary or annual cash incentive award up to one times their base salary in any particular year.

Under the deferral program, participants may elect for payment to commence upon separation from service or a specified date at least five years after deferral, but not later than separation from service, and to receive payment in either a lump sum or annual installments over a period of five, ten, or 15 consecutive years. For 2007 and prior years, participants were able to defer receipt until termination of employment or a specified date at least five years after deferral, but not later than ten years after termination of employment.

Deferred Compensation Earnings. Starting January 1, 2011, earnings for NEOs on deferral program balances are based on investment options similar to those offered under the Retirement Savings Plan (other than the Self Directed Brokerage Account). Balances for 2010 and earlier also transitioned to this new investment approach effective January 1, 2011 for NEOs. Furthermore, for participants, including NEOs, with pre-2011 balances, the deferral program was amended to allow for an additional investment option that provides a market interest rate that limits the interest crediting rate to 120% of the December Federal Long-term Rate. Interest crediting on deferrals was previously based on ROE-linked interest crediting schedules.

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control (CIC)

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2012 under various scenarios, including a Change in Control. The tables do not include the pension benefits or nonqualified deferred compensation that would be paid to an NEO, which are set forth in the Pension Benefits 2012 and Nonqualified Deferred Compensation 2012 tables above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised SOs as of December 31, 2012 and cash AIA and PG awards for performance cycles ending on December 31, 2012. The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

Because the payments to be made to an NEO depend on several factors, the actual amounts to be paid out upon an NEO’s termination of employment can only be determined at the time of an executive’s separation from the company.

Potential Payments Upon Termination of Employment/CIC as of 12/31/12

K.I. Chenault

	DEATH (a)	DISABILITY (a)	RETIREMENT (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event(1) Severance	$0	$0	$0	$21,250,000	$21,250,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$9,338,174	$9,338,174	$40,396,053	$11,986,091	$8,484,008
Deferred Compensation	$0	$0	$0	$787,863	$787,863
Retirement Savings Plan	$0	$132,606	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$466,998	$296,771	$127,270
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$0
Total Value of Incremental Benefits	$9,338,174	$9,470,780	$40,863,051	$34,320,725	$30,649,141

Potential Payments Upon Termination of Employment/CIC as of 12/31/12

E.P. Gilligan

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event Severance	$0	$0	$0	$12,400,000	$12,400,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$18,544,207	$18,544,207	$0	$19,907,100	$18,744,207
Deferred Compensation	$0	$0	$0	$2,932	$2,932
Retirement Savings Plan	$0	$496,623	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$169,455	$258,816
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$0
Total Value of Incremental Benefits	$18,544,207	$19,040,830	$0	$32,479,487	$31,405,955

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination of Employment/CIC as of 12/31/12

S.J. Squeri

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event Severance	$0	$0	$0	$10,500,000	$10,500,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$14,702,043	$14,702,043	$0	$15,704,731	$14,845,376
Deferred Compensation	$0	$0	$0	$24,627	$24,627
Retirement Savings Plan	$0	$407,396	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$169,084	$255,329
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$0
Total Value of Incremental Benefits	$14,702,043	$15,109,439	$0	$26,398,442	$25,625,332

Potential Payments Upon Termination of Employment/CIC as of 12/31/12

D.H. Schulman

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event Severance	$0	$0	$0	$10,200,000	$10,200,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$8,195,327	$8,195,327	$0	$7,096,027	$8,368,660
Deferred Compensation	$0	$0	$0	$0	$0
Retirement Savings Plan	$62,266	$307,852	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$162,270	$127,270
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$0
Total Value of Incremental Benefits	$8,257,593	$8,503,179	$0	$17,458,297	$18,695,930

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination of Employment/CIC as of 12/31/12

D.T. Henry

	DEATH (a)	DISABILITY (a)	RETIREMENT (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event (1) Severance	$0	$0	$0	$7,800,000	$7,800,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$4,525,975	$4,525,975	$10,073,369	$4,525,975	$4,525,975
Deferred Compensation	$0	$0	$0	$0	$0
Retirement Savings Plan	$0	$54,958	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$535,991	$267,677	$122,216
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$0
Total Value of Incremental Benefits	$4,525,975	$4,580,933	$10,609,360	$12,593,652	$12,448,191

(1)	For Messrs. Chenault and Henry, the scenarios shown that are noted with (a), (c), and (d) include the incremental benefit that these individuals would receive under these scenarios over and above what they would otherwise receive upon retirement. A NEO is “retirement eligible” if he is at least age 55 with ten or more actual or deemed years of service to the company prior to termination of service. Once retirement eligible, the treatment of specific awards may vary based upon age and years of service at the time of retirement, and vesting of RSUs upon retirement is contingent upon performance. Additional restrictions apply to the termination provisions for Mr. Chenault’s November 2007 and January 2008 performance-based SO grant and Mr. Henry’s January 2010 Special Leadership RSU grant.

(2)	Value of Accelerated LTIA. RSA/RSU and SO values are based on $57.48, the closing price per share of our stock as of December 31, 2012. For SOs, the value reflects the “in the money” value of SOs that vest upon termination of employment or CIC. With respect to PGs, the value reflects the PG’s target value adjusted by the applicable payout percentage.

(a)	Death and Disability. An NEO or his designated beneficiary or estate would receive:

(i) Pro Rata Bonus: A pro rata AIA for the year of termination.

(ii) Value of Accelerated LTIA:

•	Non-retirement eligible: Vesting of 100% of outstanding SOs, RSAs, and RSUs, and a pro rata portion of outstanding PG awards. SOs are exercisable for the lesser of 5 years or the original option term.

•	Retirement eligible: Same as above, except 50% of the grant value of Mr. Chenault’s otherwise forfeited PG awards vest, and 100% of the grant value of Mr. Henry’s otherwise forfeited PG awards vest.

(iii) Retirement Savings Plan: Upon disability, future employer contributions through age 65.

(b)	Retirement/Voluntary Resignation. For non-retirement eligible NEOs, 100% of AIA bonus and 100% of unvested LTIA will be forfeited. Since Mr. Chenault and Mr. Henry are retirement eligible, they would receive:

(i) Pro Rata Bonus: A pro rata AIA for the year of termination.

(ii) Value of Accelerated LTIA:

•	Stock options: For Mr. Chenault, all unvested SOs outstanding for more than one year continue to vest; for Mr. Henry, all unvested SOs outstanding will vest.

•	PG Awards: PGs outstanding for more than one year vest pro rata, and PGs outstanding for one year or less are forfeited; provided that for Mr. Chenault, 50% of the grant value of his otherwise forfeited PG awards will vest, and for Mr. Henry, 100% of grant value of his otherwise forfeited PG awards will vest.

•	RSAs/RSUs: RSAs/RSUs outstanding more than two years vest in full; RSAs/RSUs outstanding for two years or less are forfeited; provided that for Mr. Chenault, 50% of otherwise forfeited RSA/RSU awards will vest, and for Mr. Henry, all otherwise forfeited RSA/RSU awards will vest. Mr. Chenault’s amount includes the full value of 2012 AIA and PG awards (PG2011-13 Interim payment) that were granted in the form of 72,602 RSUs in January 2013, and does not include the value of 2011 AIA and PG awards (PG2010-11) that were granted in the form of 259,495 RSUs in January 2012 that were included in the table last year and vested fully in January 2013.

(iii)	Other Benefits: For retirement eligible NEOs, the cash surrender value of the life insurance under our Key Executive Life Insurance Plan.

EXECUTIVE COMPENSATION TABLES

(c)	Termination without Cause not in Connection with a Change in Control. In the event of termination without cause not in connection with a CIC, an NEO would receive:

(i)	Severance: Two years’ annual compensation, which includes two times base salary and two times the amount of the last AIA paid.

(ii)	Value of Accelerated LTIA:

•	For non-retirement eligible employees: LTIA continues to vest and stock options remain exercisable during the severance period, and are canceled on the earlier of their expiration date (for SOs only), the end of the severance period, or the commencement of full-time outside employment. PG awards that remain outstanding at the end of the NEO’s severance period are canceled.

•	Retirement eligible employees: All PG, SO and RSA/ RSU awards will vest at the end of the severance period.

(iii)	Deferred Compensation: Reflects two years of additional interest crediting (using the prior year’s interest rate assuming 2.89% for 1994–2004 programs) on the grandfathered amounts (amounts that were earned and vested prior to December 31, 2004).

•	Non-retirement eligible: Account balance is paid in a lump sum—grandfathered amounts are paid at the end of the two-year severance period and all other amounts are paid on a date at least six months following the date of termination.

•	Retirement eligible: Amounts are paid at the time and in the form (lump sum or installments) elected by the NEO; otherwise the NEO’s account balance is paid in a lump sum—grandfathered amounts are paid at the end of the two-year severance period and all other amounts are paid on a date at least six months following the date of termination.

(iv)	Other Benefits: Two years of contributions to U.S. medical, dental, health savings accounts, and premiums under the basic and Key Executive Life Insurance Plans; perquisite allowance for the year of termination ($35,000 for all NEOs); and outplacement services ($100,000 for all NEOs).

(d)	Termination without Cause or Constructive Termination in Connection with a Change in Control. In the event of termination without cause or constructive termination in connection with a CIC, an NEO would receive:

(i)	Severance: Two years’ annual compensation, which includes two times base salary and two times the amount of the last AIA paid.

(ii)	Pro Rata Bonus: A pro rata portion of the AIA for the year of termination calculated based on the average of the NEO’s two prior years’ AIA awards.

(iii)	Value of Accelerated LTIA: For awards granted after December 2010, upon employment termination (“double-trigger”), 100% vesting of SOs, RSAs, and RSUs upon the CIC and a pro rata portion of outstanding PG awards based on the average of the payout percentages for the last two PG programs paid out before the CIC. For awards granted before January 2011, the same treatments apply, except employment termination is not required (“single-trigger”) for equity award vesting.

(iv)	Deferred Compensation: Reflects two years of interest crediting (using the prior year’s interest rate assuming 2.89% for 1994–2004 programs) on the grandfathered amounts (amounts that were earned and vested prior to December 31, 2004). Grandfathered amounts are paid in a lump sum on a date that is at least six months following the date of termination. If the NEO is retirement eligible, all other account balances are paid at the time and in the form (lump sum or installments) elected by the NEO. If the NEO is not retirement eligible, all other account balances are paid in a lump sum on a date that is at least six months following the date of termination.

(v)	Other Benefits: Two years of contribution to U.S. medical, dental, and health savings accounts, premiums towards basic life insurance, outplacement services ($100,000 for all NEOs); and the cash surrender value of the life insurance under our Key Executive Life Insurance Plan.

(vi)	Excise Tax Reimbursement and Tax Gross-Up: Effective January 2011, we no longer provide excise tax reimbursements and tax gross-up payments in the case of a CIC, except with respect to previously granted incentive compensation plan awards. For those awards only, in the event that certain payments and benefits received by the NEO are treated as “excess parachute payments” for federal income tax purposes, and as a result the NEO is subject to excise tax on such benefits, then the NEO is entitled to receive a tax reimbursement and tax gross-up that puts the NEO in the same economic position had such excise tax not applied. We assume that a change in control occurred on December 31, 2012 at a stock price of $57.48 and that each executive’s employment is terminated on that date. We also make certain assumptions about interest rates and tax rates.

Effective January 1, 2013 grants, the treatment of LTIA in the event of a termination of service due to the NEO’s death, disability, or retirement will be simplified. Upon retirement, if the NEO is at least 55 with ten or more actual or deemed years of service to the company, all LTIA outstanding for more than one year will vest in full, and if the NEO is at least age 62 with ten or more actual or deemed years of service to the company, all outstanding LTIA will vest in full, subject to applicable performance. Additionally, all outstanding PG Awards, starting with PG 2013-2015, will vest in full upon a NEO’s termination due to death or disability.

EQUITY COMPENSATION PLANS

Equity Compensation Plans

The following table provides summary information with respect to the company’s equity compensation plans under which the company’s common shares may be issued to employees or non-employees (such as consultants or advisors) as of December 31, 2012, each of which was approved by shareholders. Information relating to employee stock purchase plans and employee savings plans (such as 401(k) plans) is not included. Information is provided in the aggregate for the company’s equity compensation plans which have been approved by the company’s shareholders. There are no plans that have not been approved by shareholders.

Equity Compensation Plan Information

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by shareholders	34,611,416	$44.45	36,499,205
Equity compensation plans not approved by shareholders	0	0	0
Total	34,611,416	$44.45	36,499,205

ITEM 1—ELECTION OF DIRECTORS

Board Membership Criteria and Diversity

Our board, acting through the Nominating and Governance Committee, seeks a board of directors that, as a whole, possesses the mix of experiences, skills, expertise, and qualifications appropriate to support the success of the company and function effectively in light of the company’s current and evolving business circumstances.

Our Corporate Governance Principles provide that directors should be people who have achieved prominence in their fields and who possess significant experience in areas of importance to us as a large, global public company, such as general management, finance, marketing, technology, law, international business, and public sector activities. The minimum personal characteristics that must be met by a nominee include integrity, independence, energy, forthrightness, strong analytical skills, and the commitment to devote the necessary time and attention to the company’s affairs.

Board Diversity

While we do not have a specific policy on diversity of the board, our governance principles provide that the board should be diverse, engaged, and independent. The committee considers diversity of the board, including gender and racial diversity, in its recruitment of directors. We believe the composition of our board reflects a diversity of skills, professional and personal backgrounds, and experiences.

Candidates must also demonstrate a willingness to work as part of a team in an atmosphere of trust and a commitment to represent the interests of all shareholders rather than those of a specific constituency.

Candidates are assessed based on their history of achievement, background, specific skills, expertise or experience, and personal attributes. The committee looks for directors who have established records of significant accomplishment in leading large, complex organizations and global businesses and in areas relevant to our success and our strategy, financial expertise, and experience on one or more boards of significant public or non-profit organizations, and seeks candidates who have demonstrated they have the ability to challenge and stimulate management and to exercise sound judgment.

Our governance principles provide that while the board need not adhere to a fixed number of directors, generally a board composed of 12 to 14 directors offers a sufficiently large and diverse group to address the important issues facing the company while being small enough to encourage personal involvement and discussion.

Director Nomination Process

The Nominating and Governance Committee considers and recommends the annual slate of director nominees. In determining the slate of nominees and whether to seek one or more new candidates, the committee reviews the size of the board, the tenure of our directors, their skills, backgrounds, life experiences, and contributions, as well as the gender and ethnic diversity of the board. The committee also assesses the knowledge, skills, and experiences of the board as a whole in relation to the strategic vision and business circumstances of the company to determine if there is particular knowledge, skills, or expertise that it should seek to add to the board. Each member of the committee participates in the review and discussion of director candidates. Where appropriate, directors who are not on the committee are encouraged to meet with and evaluate the suitability of potential candidates.

The committee is authorized to and has engaged a professional search firm to assist it to identify, evaluate and conduct due diligence on potential director candidates. Since last year’s annual meeting, three directors, Anne Lauvergeon, Samuel Palmisano, and Daniel Vasella, were elected to the company’s board of directors. Dr. Vasella was identified as a potential candidate by the search firm, Mr. Palmisano was identified as a potential candidate by a number of the company’s outside directors as well as by the search firm, and Ms. Lauvergeon was identified as a potential candidate by a board advisor as well as by the search firm.

Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure described on pages 72 to 73. The Nominating and Governance Committee applies the same standards in considering candidates submitted by shareholders as it does in evaluating other candidates.

ITEM 1—ELECTION OF DIRECTORS

Our Directors’ Qualifications and Experience

The experiences of the board’s slate of director candidates enable our directors to represent shareholder interests by providing sound judgment, critical viewpoints, and guidance on the issues, opportunities, and challenges facing American Express in today’s environment, and by evaluating our performance. Our company is a global services company that provides customers with access to products, insights, and experiences that enrich lives and build business success. We provide innovative payment, travel, and expense management solutions for individuals and businesses of all sizes around the world. We have a highly valued brand, we are regulated in many jurisdictions, we operate in a rapidly evolving, technology-dependent, and highly competitive environment, and we are innovators in the digital transformation of our business.

Our directors have held senior positions as leaders of various large, complex organizations and in government, demonstrating their ability to develop and execute significant and complex policy and operational objectives at the highest levels. Many of our directors have been chief executive or chief operating officers of large, global businesses through which they have developed expertise and experience in core business skills such as strategy and business development, responding to rapidly evolving business environments, fostering innovation and business transformation, operations, talent management and leadership development, and compliance, controls and risk management. Our directors’ skills, expertise, backgrounds, and experiences collectively encompass the following areas:

•	Leadership experience and core business skills, which are relevant as we pursue our growth and business transformation strategies

•	Digital, social media, mobile, and technology experience, which are relevant as we evolve our traditional businesses for an increasingly digital world

•

Government, legal, and public policy experience, which are relevant to the oversight of our company’s legal and regulatory compliance, government and regulatory relations, and social and public responsibility

•	Brand management and marketing experience, which are relevant as we fulfill our vision to be the world’s most respected service brand

•	Global business experience, which is relevant as we grow our businesses in international and emerging markets

•	Financial expertise, which is relevant to advising on and overseeing our capital structure, financing and capital markets strategies, investments, financial reporting, and internal controls

•

Financial, investment, and mergers and acquisitions expertise, which are relevant to advising on our business development, acquisition, and joint venture strategies and to evaluating potential business partners and business plans

•

Public company board and committee experience, which are relevant to providing guidance and insights relating to company and board governance, board operations and effectiveness, oversight of financial reporting, compliance, controls and risk management, assessment of management performance, and oversight of our corporate citizenship philosophy and programs

Our Director Nominees

Our board of directors currently has 15 members. Except for Messrs. Leschly and Miller, who have reached the mandatory retirement age of 72, each current director is standing for reelection to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. Effective with the retirement in April 2013 of Messrs. Leschly and Miller, our board of directors will have 13 members.

ITEM 1—ELECTION OF DIRECTORS

Our board has appointed Daniel T. Henry, Louise M. Parent, Carol V. Schwartz, and Karen B. Tate as proxies who will vote your shares on your behalf. These individuals intend to vote for the election of each of the 13 candidates nominated by the board unless you indicate on the proxy or voting instruction form that your vote is withheld from any or all of the nominees. The telephone and Internet voting procedures will include instructions on how to withhold your vote. Each of the candidates nominated by the board has consented to being named in this proxy statement and, if elected, to serve as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person as nominated by the Nominating and Governance Committee.

As described on page 73 under Other Matters, Mr. Peter Lindner, a former employee of the company, has indicated that he intends to present himself as a nominee at the meeting. Accordingly, the number of nominees for election at the 2013 meeting will exceed the number of directors to be elected, which will result in a contested election under our majority voting policy. Under the policy, in a contested election majority voting is replaced by plurality voting, so that the 13 candidates that receive the greatest number of votes cast for their election as a director will be the persons elected to the board for the following year. Our board recommends that you vote your shares for the candidates nominated by the board.

ITEM 1 RECOMMENDATION: Our board of directors recommends a vote FOR the election of the following nominees as directors.

We indicate below, in italics, the principal occupation of each nominee. We also indicate other information about the backgrounds and experiences of the nominees including specific qualifications, experience, skills and expertise considered by the Nominating and Governance Committee as relevant to each of the nominee’s candidacy as a director.

CHARLENE BARSHEFSKY

Director since 2001

Age 62

Specific qualifications, experience, skills, and expertise:

•   Senior leadership and government experience

•   Government, legal, and public policy expertise

•   Global experience

•   Public company director and committee experience

Senior International Partner, WilmerHale, multinational law firm, Washington, D.C., since 2001, practicing in areas including international business transactions, government relations, market access, and regulation of business and investment. Prior to joining WilmerHale, Ambassador Barshefsky was the United States Trade Representative and a member of the President’s Cabinet from 1997 to 2001 and Acting and Deputy United States Trade Representative from 1993 to 1996, during which time she served as chief trade negotiator and principal trade policymaker for the United States and negotiated complex market access, regulatory, and investment agreements with virtually every major country in the world. Ambassador Barshefsky is a director of The Estée Lauder Companies Inc., Starwood Hotels & Resorts Worldwide, Inc., and Intel Corporation. She is a trustee of the Howard Hughes Medical Institute and a member of the Council on Foreign Relations. Through her government and private experience, Ambassador Barshefsky has substantial experience relating to conducting business in China and other emerging markets.

Ambassador Barshefsky brings to the board a combination of high-level U.S. government service, experience as a strategic advisor to numerous U.S. and international companies with respect to their international businesses, experience with foreign governments, and broad legal and public policy expertise, as well as her public company director experience.

ITEM 1—ELECTION OF DIRECTORS

URSULA M. BURNS

Director since 2004

Age 54

Specific qualifications, experience, skills, and expertise:

•   Operating and senior management experience, including as CEO of Xerox

•   Core business, management, and leadership skills

•   Global business experience and technology expertise

•   Public company director and committee experience

Chairman and Chief Executive Officer, Xerox Corporation, a global company engaged in business processes and document management, since May 2010; Chief Executive Officer and Director since July 2009; President and Director, April 2007 to July 2009; and Senior Vice President and President, Business Group Operations, January 2003 to April 2007. Ms. Burns is a director of Exxon Mobil Corporation. She is a director of FIRST (For Inspiration and Recognition of Science and Technology), National Academy Foundation, Massachusetts Institute of Technology, and the U.S. Olympic Committee. In March 2010, President Barack Obama appointed Ms. Burns vice chair of the President’s Export Council. She is a former director of Boston Scientific Corporation.

Ms. Burns has extensive senior management, operating, and leadership experience through her business career at Xerox. Ms. Burns brings to the board her core business and leadership skills, her perspective as a current CEO of a technology-driven global company, her experience in driving innovation, technology development, and business expansion, as well as her public company director and public policy experience.

KENNETH I. CHENAULT

Director since 1997

Age 61

Specific qualifications, experience, skills, and expertise:

•   Company CEO’s unique perspective and insights, including in respect of the company’s businesses, relationships, competitive and financial positioning, senior leadership, strategic opportunities and challenges, and innovation and digital transformation

•   Operating, business, and senior management experience as chief executive officer of a global business

•   Expertise in payments, network, brand management, mobile commerce, and technology and digital innovation

•   Core business, management, and leadership skills

•   Public company director and committee experience

Chairman and Chief Executive Officer, American Express Company, April 2001 to present. Mr. Chenault joined American Express in 1981 and was named president of the U.S. division of American Express Travel Related Services Company, Inc. in 1993, vice chairman of American Express Company in 1995, president and chief operating officer in 1997 and chairman and chief executive officer in 2001. Mr. Chenault serves as a director of International Business Machines Corporation and The Procter & Gamble Company. Mr. Chenault is a member of The World Trade Center Memorial Foundation and a trustee of the NYU Hospitals Center and the New York University School of Medicine Foundation.

Mr. Chenault brings the unique perspective of the company’s Chief Executive Officer, his expertise in the payments, network, and travel businesses, his relationships in the United States and internationally with the company’s customers, suppliers, and business partners, his deep knowledge of the company’s industry, competitive developments, and executive talent, and his ability to lead the company in a rapidly changing digital economy, as well as his public company director experience, to his leadership of the board.

ITEM 1—ELECTION OF DIRECTORS

PETER CHERNIN

Director since 2006

Age 61

Specific qualifications, experience, skills, and expertise:

•   Operating and senior management experience, including as former President and COO of News Corporation

•   Core business, management, and leadership skills

•   Expertise in online and digital markets, media, social networking, and other new technologies

•   Public company director and committee experience

Founder and Chairman, Chernin Entertainment, Inc., a film and television production company, and The Chernin Group, which is involved in strategic opportunities in media, technology, and entertainment, June 2009 to present. Mr. Chernin was President, Chief Operating Officer, and a director of News Corporation from October 1996 to June 2009, and was Chairman and Chief Executive Officer of the Fox Group, where he oversaw the global operations of the company’s film, television, satellite cable, and digital media businesses. At News Corporation, Mr. Chernin led the company’s expansion into the broadband and mobile markets, through the creation of Fox Interactive Media, Hulu, Jamba, and other digital properties. He is a director of Pandora Media, Inc. and Twitter, Inc. Mr. Chernin is a chairman and co-founder of Malaria No More and a director of the Harvard AIDS Initiative. Mr. Chernin is a former director of News Corporation, DirecTV, Inc., and Gemstar/T.V. Guide International.

Mr. Chernin brings to the board his extensive senior leadership, financial, and management experience, and his experiences in building industry leading businesses, developing innovative and forward-thinking approaches, and expanding traditional businesses in online and digital markets, as well as his core business skills and public company director experience.

ANNE LAUVERGEON

Director since 2013

Age 53

Specific qualifications, experience, skills, and expertise:

•   Operating and senior management experience, including as former CEO of AREVA Group

•   Core business, management and leadership skills

•   Global perspective and international business experience

•   Public company director experience

Partner and Managing Director, Efficiency Capital, an advisory firm dedicated to funding of technology and natural resources; Chairman and Chief Executive Officer, A.L.P. SAS, a French advisory company. Former Chief Executive Officer of AREVA Group, the leading French energy company, from July 2001 to June 2011; former Chairman and Chief Executive Officer of AREVA NC (formerly Cogema) from June 1999 to June 2011. Ms. Lauvergeon started her professional career in 1983 in the steel industry and in 1990 she was named Advisor for Economic International Affairs at the French Presidency and Deputy Chief of Staff in 1991. In 1995 she became a Partner of Lazard Frères & Cie, subsequently joining Alcatel Telecom as Senior Executive Vice President in March 1997. Ms. Lauvergeon is a director of Vodafone Group Plc and Total S.A. She is a former director of GDF Suez S.A., Suez S.A., and Safran S.A. Ms. Lauvergeon is a member of the United Nations Global Compact Board, has been an Executive Committee member of the World Business Council for Sustainable Development, and serves in various not for profit organizations in France.

Ms. Lauvergeon has a diverse and internationally focused background, including in government and business. She has extensive senior management, operating, and leadership experience through her business career including as CEO of AREVA. Ms. Lauvergeon brings to the board her core business, strategy development and leadership skills, her global and European perspective, her large international network, her experience leading in a highly regulated, transforming industry, as well as her public company director experience.

ITEM 1—ELECTION OF DIRECTORS

THEODORE J. LEONSIS

Director since 2010

Age 57

Specific qualifications, experience, skills, and expertise:

•   CEO, operating and senior management experience currently as CEO of Monumental Sports & Entertainment and formerly as a senior AOL executive

•   Internet pioneer and entrepreneur

•   Expertise in identifying business opportunities and driving new strategies based on changing technologies, social media, digital marketing, and the Internet

•   Brand management and marketing skills

Chairman and Chief Executive Officer, Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, NHL’s Washington Capitals, WNBA’s Washington Mystics, and the Verizon Center in Washington, D.C., since 1999. Mr. Leonsis is also a Vice Chairman Emeritus of AOL LLC, a leading global ad-supported Web company, since December 2006. Mr. Leonsis held a number of other executive positions with AOL from September 1994 to December 2006, most recently as Vice Chairman and President, AOL Audience Business. Mr. Leonsis is a filmmaker, an author, and a director of Rosetta Stone, Groupon, Inc., and several private Internet and technologies companies including FedBid Inc., Resonate Networks, Inc, and SnagFilms. Mr. Leonsis was Chairman of Revolution Money, Inc., which the company acquired in January 2010. In November 2011, Mr. Leonsis co-founded Revolution Growth II, LP, a “speed-up capital” fund to invest in technology-enabled businesses.

Mr. Leonsis is an acknowledged innovator and Internet entrepreneur. He brings to the board his experiences in digital businesses, his innovative approaches, and his experiences identifying business opportunities and driving new strategies based on changing technologies, social media, and the Internet.

RICHARD C. LEVIN

Director since 2007

Age 65

Specific qualifications, experience, skills, and expertise:

•   Recognized leader of American higher education as President of Yale

•   Distinguished economist, with expertise in economic theory, statistical analysis, modeling, and analyzing economic trends

•   Leader in U.S.-China cooperation through his development of extensive relationships between Yale University and China

•   Public company director and committee experience

President, Yale University, a private, independent university, since July 1993, and Frederick William Beinecke Professor of Economics. Former Chair of Yale’s Economics Department and Dean of Yale’s Graduate School of Arts and Science. Mr. Levin is a trustee of the William and Flora Hewlett Foundation, one of the largest philanthropic organizations in the United States. He is a member of the National Committee on United States-China Relations and a Fellow of the American Academy of Arts and Sciences. Mr. Levin is a trustee and vice chair of The Climate Works Foundation. He is a director of C-3, an energy resource management company, and a former director of Satmetrix Systems, Inc. and Lucent Technologies. Mr. Levin has served on a number of Presidential Commissions and was appointed by President Barack Obama to serve on the President’s Council of Advisors for Science and Technology.

Mr. Levin brings to the board his experience and vision in leading Yale University, one of the world’s most prestigious institutions of higher education, his involvement in a wide range of international initiatives at Yale University, his expertise in economics, statistics, and analysis, and his public company director and public policy experience.

ITEM 1—ELECTION OF DIRECTORS

RICHARD A. MCGINN

Director since 1998

Age 66

Specific qualifications, experience, skills, and expertise:

•   Operating and management experience including as former CEO of Lucent

•   Core business skills and financial and investment expertise

•   Expertise in the communications, networking and technology industries

•   Public company director and committee experience

General Partner, MR Investment Partners, a private equity firm that invests in technologies businesses, since April 2010. Mr. McGinn was formerly a General Partner of RRE Ventures, a private firm that invests in early stage technologies businesses, from August 2001 to April 2010. Prior thereto, Mr. McGinn was the Chairman (from February 1998 to October 2000), Chief Executive Officer (from 1997 to 2000), and President (from 1996 to 1997) of Lucent Technologies, Inc. Mr. McGinn is Chairman of the board of directors of VeriFone Systems, Inc.

Mr. McGinn brings to the board his substantial business, investment, and financial experience, his expertise in analyzing business developments and opportunities in telecommunications, mobile, online, and new technologies, as well as his core business and leadership skills and public company director experience.

SAMUEL J. PALMISANO

Director since 2013

Age 61

Specific qualifications, experience, skills, and expertise:

•   Operating and senior management experience, including as former CEO of IBM

•   Core business, management, and leadership skills

•   Experience driving transformation of a global, complex technologies business

•   Public company director and committee experience

Former Chairman, President and Chief Executive Officer, IBM, a company that provides business and information technology products and services. Mr. Palmisano joined IBM in 1973. He was elected Senior Vice President and Group Executive of the Personal Systems Group in 1997, Senior Vice President and Group Executive of IBM Global Services in 1998, Senior Vice President and Group Executive of Enterprise Systems in 1999, President and Chief Operating Officer in 2000, Chief Executive Officer in 2002 and Chairman of the Board in 2003. Mr. Palmisano was President and Chief Executive Officer through 2011, Chairman through September 2012, and senior adviser to IBM through December 2012. Mr. Palmisano is a director of Exxon Mobil Corporation.

Mr. Palmisano has extensive senior management, operating, and leadership experience through his business career at IBM. Mr. Palmisano brings to the board his experiences and skills in driving change and innovation, business transformation, developing leaders, strategy development and other core business and leadership skills, as well as his public company director experience.

ITEM 1—ELECTION OF DIRECTORS

STEVEN S REINEMUND

Director since 2007

Age 64

Specific qualifications, experience, skills, and expertise:

•   Operating and senior management experience, including as former CEO of PepsiCo

•   Core business, management, and leadership skills

•   Financial expertise and experience in brand management, business strategy, and leadership

•   Public company director and committee experience

Dean, Wake Forest Schools of Business, at Wake Forest University, a private, independent university, July 2008 to present, and Professor of Leadership and Strategy. Retired Chairman of the Board, PepsiCo, Inc., a company that produces beverages and convenient foods, since May 2007; Executive Chairman of the Board, October 2006 to May 2007; Chairman and Chief Executive Officer, May 2001 to October 2006; and President and Chief Operating Officer, September 1999 to May 2001. Mr. Reinemund is a director of Marriott International, Inc., Exxon Mobil Corporation and Wal-Mart Stores, Inc. He is a Trustee of The Cooper Institute and a member of The Business Council. Mr. Reinemund is a former director of Johnson & Johnson.

Mr. Reinemund brings to the board his experiences and skills in growing leading businesses, developing global business strategies, brand management, innovation and strategy, and leadership development, as well as his core business skills and public company director experience.

DANIEL L. VASELLA

Director since 2012

Age 59

Specific qualifications, experience, skills, and expertise:

•   0perating and senior management experience, including as former CEO of Novartis

•   Core business, management, and leadership skills

•   Global perspective and experience in developing and executing business strategy in rapidly changing markets

•   Public company director and committee experience

Former Chairman and Chief Executive Officer, Novartis AG, a company that engages in the research, development, manufacture and marketing of healthcare products worldwide. Dr. Vasella served as Chairman of Novartis from 1999 to February 2013 and as Chief Executive Officer from 1999 to January 2010, after serving as President since 1996. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. Dr. Vasella is a member of the International Business Leaders Advisory Council for the Mayor of Shanghai, a foreign honorary member of the Academy of Arts and Sciences, a member of the board of trustees of the Carnegie Endowment for International Peace and a member of several industry associations and educational institutions.

Dr. Vasella has extensive senior management, operating, and leadership experience through his business career at Novartis. Dr. Vasella brings to the board his core business and leadership skills, his global marketing experience, and his experience leading a highly regulated, global business in rapidly changing markets, as well as his public company director experience.

ITEM 1—ELECTION OF DIRECTORS

ROBERT D. WALTER

Director since 2002

Age 67

Specific qualifications, experience, skills, and expertise:

•   Operating and management experience, including as former CEO of Cardinal Health

•   Core business, management, and leadership skills

•   Expertise in finance, business development, and business integrations

•   Public company director and committee experience

Founder and Former Chairman and Chief Executive Officer, Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director, November 2007 to June 2008; Executive Chairman of the Board, April 2006 to November 2007; and Chairman and Chief Executive Officer, 1979 to April 2006. Mr. Walter is a director of Nordstrom, Inc. and YUM! Brands, Inc. Mr. Walter is a former director of Cardinal Health and Battelle Memorial Institute.

Mr. Walter brings to the board his business acumen and financial, investment, core business, and leadership skills developed as the founder and chief executive officer of a global Fortune 100 company, a successful entrepreneur and investor, as well as his public company director experience.

RONALD A. WILLIAMS

Director since 2007

Age 63

Specific qualifications, experience, skills, and expertise:

•   Operating and senior management experience, including as former CEO of Aetna

•   Core business, management, and leadership skills

•   Financial expertise and experience in creating innovation through information technology

•   Public company director and committee experience

Former Chairman and Chief Executive Officer, Aetna Inc., a leading diversified health care benefits company; Chairman, from October 2006 to April 2011; Chief Executive Officer, February 2006 to November 2010; President, May 2002 to July 2007. Mr. Williams is a director of The Boeing Company and Johnson & Johnson, and is chairman of the board of Emergency Medical Services Corporation. He serves as an advisor to Clayton, Dubilier & Rice, LLC. He is a member of The Business Council and a member of the Dean’s Advisory Council and Alfred P. Sloan Management Society at the Massachusetts Institute of Technology. He is a former director of Lucent Technologies. Prior to joining Aetna, Mr. Williams co-founded several businesses and served in senior management positions at a number of other companies.

Mr. Williams brings to the board his extensive management, operations, and business experience leading in a rapidly changing and highly regulated industry, his focus on innovation through information technology, his leadership, financial and core business skills, and his public company director experience.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Each year the Audit, Risk and Compliance Committee reviews our accounting firm’s qualifications, performance, and independence in accordance with regulatory requirements and guidelines, in order to determine whether to reappoint such firm as our independent registered public accounting firm. Based upon its review in February 2013, the committee appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year beginning January 1, 2013.

PwC has been our independent auditor since 2005. Our Audit, Risk and Compliance Committee charter requires a comparison of resources available in other audit firms at least every ten years. The committee conducted such a review in 2004 and as a result appointed PwC for the year beginning January 1, 2005.

We are asking shareholders to ratify the appointment of PwC for 2013. If shareholders fail to ratify the appointment, the Audit, Risk and Compliance Committee will consider it a direction to consider other accounting firms for the subsequent year. One or more representatives of PwC will be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

PricewaterhouseCoopers LLP Fees and Services

Fees for Fiscal 2012 and Fiscal 2011

The following table sets forth the aggregate fees billed or to be billed by PwC for each of the last two fiscal years (in thousands):

TYPES OF FEES	FISCAL 2012	FISCAL 2011
Audit Fees	$20,343	$19,279
Audit-Related Fees(1)	2,997	2,542
Tax Fees	210	274
Other Fees	35	35
Total	$23,585	$22,130

(1)	PwC performs the audit of the company’s pension plans for Switzerland and Hong Kong where the fees are paid by the respective plan and not by the company. These fees are not included in Audit-Related Fees since they were not paid by the company. The total fees in 2012 for these two audits were $30K.

In the above table, in accordance with the SEC’s rules, “audit fees” consist of fees for professional services rendered for the integrated audit of our financial statements, review of the interim consolidated financial statements included in quarterly reports, and services provided in connection with statutory and regulatory filings or engagements and other attest services. “Audit-related fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements. The services included employee benefit plan audits, internal control reviews, attest services not required by statute or regulation, and consultations on financial accounting and reporting matters not classified as audit. “Tax fees” consist of fees for professional services rendered for tax compliance and expatriate tax services. “Other fees” are fees for any services not included in the first three categories.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Policy on Pre-Approval of Services Provided by PricewaterhouseCoopers

The terms of our engagement of PwC are subject to the specific pre-approval of the Audit, Risk and Compliance Committee. All audit and permitted non-audit services require pre-approval by the committee in accordance with pre-approval procedures established by the committee. All such services provided by our independent registered public accounting firm have been pre-approved in accordance with these procedures. The procedures require all proposed engagements of PwC for services of any kind to be directed to the company’s General Auditor and then submitted for approval to the committee (or, should a time-sensitive need arise, to its chairman) prior to the beginning of any services.

Other Transactions with PricewaterhouseCoopers

We have a number of business relationships with individual member firms of the worldwide PricewaterhouseCoopers organization. Our subsidiaries provide card and travel services to some of these firms and these firms pay fees to our subsidiaries. These services are in the normal course of business, and we provide them pursuant to arrangements that we offer to other similar clients.

ITEM 2 RECOMMENDATION: Our board of directors recommends that you vote FOR the following resolution:

RESOLVED

That the appointment by the Audit, Risk and Compliance Committee of the company’s board of directors of PricewaterhouseCoopers LLP as independent registered public accounting firm for the company, to audit the accounts of the company and its subsidiaries for 2013, is ratified and approved.

ITEM 3—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

As part of our commitment to high standards of governance and pursuant to regulations under section 14A of the Securities Exchange Act of 1934, we seek your advisory vote on our executive compensation as described in the Compensation Discussion and Analysis and the tabular (and accompanying narrative) disclosure provided on pages 20 to 54. This proposal, known as a “say on pay” vote, gives you the opportunity to express your view on our fiscal 2012 executive compensation programs and policies for the NEOs in this proxy statement. While the vote does not address any specific item of compensation and is not binding on the board, the Compensation and Benefits Committee will review the voting results and consider the outcome of the vote when making future executive compensation decisions.	We recognize the interest our shareholders have in the company’s executive compensation program. As such, we currently hold an annual “say on pay” vote. While the vote is advisory, the Compensation and Benefits Committee will review the results and consider the outcome in making future decisions about our executive compensation programs. Our next such advisory vote will occur at the 2014 annual meeting.

Our board of directors believes that the compensation of our executive officers is aligned with performance, is sensitive to our share price, appropriately motivates and retains our executives, and is a competitive advantage in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our shareholders. We believe the program delivers pay which is strongly linked to company performance over time.

ITEM 3 RECOMMENDATION: Our board of directors recommends that you vote FOR the following advisory resolution:

RESOLVED

That the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is approved.

ITEM 4—SHAREHOLDER PROPOSAL RELATING TO SEPARATE CHAIRMAN AND CEO ROLES

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY, 11021, owner of 2,000 common shares, has advised us that he plans to introduce the following resolution:

Proposal 4—Independent Board Chairman

RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director. An independent director is a director who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings. To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at three major U.S. companies in 2012 including 55%-support at Sempra Energy.

This proposal is more important at our company because Mr. Chenault was potentially over-extended with his seats on the boards of Proctor & Gamble and IBM where he incidentally also runs into James McNerney, the Boeing CEO. This was more demanding since P&G directors were facing a time management challenge: monitoring P&G CEO Robert McDonald’s turnaround plan while running their own companies. While a typical board seat requires about 20 hours a month of work, a company facing challenges can quickly consume more time, said David Larcker, a law professor at Stanford University. “In some months, it would double or even triple your time requirements,” said Charles Elson, director of the John L. Weinberg Center for Corporate Governance at the University of Delaware. In a separate survey last year of corporate directors from Stanford’s Rock Center for Corporate Governance and recruiter Heidrick & Struggles, 87% of respondents said active CEO directors are too busy with their own companies to be effective, Larcker said. Reference: “P&G Directors Face own Challenges while Keeping Tabs on McDonald” by Jeff Green of Businessweek, September 4, 2012.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, had rated our company “D” continuously since 2009 with “High Governance Risk,” and “High Concern” in Executive Pay—$23 million for our CEO Kenneth Chenault.

Our CEO again received an annual grant of stock options that simply vested over time without performance requirements. Equity pay should have performance requirements for alignment with shareholder interest and market-priced stock options can provide rewards due to a rising market alone, regardless of an executive’s performance.

Please encourage our board to respond positively to this proposal to strengthen our corporate governance and protect shareholder value:

Independent Board Chairman—Proposal 4

ITEM 4—SHAREHOLDER PROPOSAL RELATING TO SEPARATE CHAIRMAN AND CEO ROLES

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

Our board believes that any decision to separate the roles of Chairman and CEO should be based on the specific circumstances of a corporation, the independence and capabilities of its directors, and the leadership provided by its CEO. Our board does not believe that separate roles for the Chairman and CEO should be mandated or that such a separation would, by itself, deliver additional benefit for shareholders.

Our board believes that its current structure and governance allow it to effectively provide independent board oversight of the company.

•	We have an independent lead director with significant responsibilities that are described in detail on page 8 of this proxy statement.

•

Non-management directors meet frequently in executive sessions that are chaired by our lead director with no members of management present. Non-management directors use these executive sessions to discuss matters of concern as well as any matter they deem appropriate, including evaluation of senior management, CEO and management succession, matters to be included on board agendas, board informational needs and board effectiveness.

•

The Chairs—and all members—of the Audit, Risk and Compliance; Nominating and Governance; and Compensation and Benefits Committees, are independent directors. These board committee chairs review in advance the matters to be discussed and the materials to be provided in the areas covered by their committee charter.

•	All directors have full access to all members of management and company employees on a confidential basis.

Our board believes that Mr. Chenault’s knowledge of the day-to-day operations of the company, perspective on competitive developments, understanding of shareholder interests, and relationships with customers, business partners, and employees allow him to provide effective leadership in his role as Chairman and CEO. Furthermore, a clearly defined lead director role, independent key committee chairs, experienced and committed directors, and frequent executive sessions provide a framework for effective direction and oversight by the board of directors.

Our board believes that its current governance structure provides unambiguous accountability, allows the company to present its strategy with a unified voice, and serves the best interest of shareholders at this time.

ITEM 4 RECOMMENDATION: Our board of directors recommends that you vote AGAINST this proposal.

ADDITIONAL INFORMATION

Certain Relationships and Transactions

We engage in transactions, arrangements, and relationships with many other entities, including financial institutions and professional organizations, in the course of our ordinary business activities. Some of our directors, director nominees, executive officers, greater than 5% shareholders, and their immediate family members (each, a Related Person) may be directors, officers, partners, employees, or shareholders of these entities. We carry out transactions with these firms on customary terms, and, in many instances, our directors and executive officers may not have knowledge of them. To the company’s knowledge, since January 1, 2012 no Related Person has had a material interest in any of our ongoing business transactions or relationships except as described below.

Our Related Person Transaction Policy

Our Related Person Transaction Policy governs company transactions, arrangements, and relationships involving more than $120,000 in which a Related Person has a direct or indirect material interest (Related Person Transactions). Under the policy, Related Person Transactions must be approved by the Nominating and Governance Committee, which may approve a transaction only if it determines, based on a review of the relevant facts and circumstances, that it is consistent with the best interests of the company. In the event we become aware of a Related Person Transaction that was not pre-approved under the Policy, the committee will consider the options available, including ratification, revision, or termination of the transaction. The Policy does not supersede any other company policy or procedure that may apply to any Related Person Transaction, including our governance principles and codes of conduct.

The company’s Secretary is responsible for assisting the Nominating and Governance Committee in carrying out its responsibilities under this policy. Management is required to present to the committee the material facts of any transaction that it believes may require review. In cases where it is impracticable or undesirable to delay a decision on a proposed transaction until the next meeting of the committee, the Chair of the committee may review and approve the transaction. Any such approval must be reported to the full committee at its next regularly scheduled meeting. If a matter before the committee involves a member of the committee, the member may not participate in the committee’s deliberations or vote on the matter.

Pre-Approved Categories of Related Person Transactions

The Nominating and Governance Committee has pre-approved certain categories of transactions that may constitute Related Person Transactions as being consistent with the best interest of the company. These categories are:

•	Executive officer compensation approved by the board or the Compensation and Benefits Committee

•	Non-employee director compensation approved by the board or the Nominating and Governance Committee

•	Director and officer insurance payments and indemnification payments made in accordance with the company’s certificate of incorporation or by-laws

•

Transactions in the ordinary course of business with entities at which a Related Person is a director, executive officer, employee, and/or a less than 10% beneficial owner, provided the amounts involved do not exceed the greater of $1 million or 1% of the other entity’s annual revenues

•	Transactions where the rates or charges are determined by competitive bids

•

Contributions by the company or the American Express Foundation to a charitable organization at which a Related Person serves as a director, executive officer, and/or trustee, provided that the aggregate annual amount of such contributions, excluding contributions under the company’s gift match program and contributions under the company’s Directors’ Charitable Award Program, do not exceed the lesser of $1 million or 2% of the organization’s total annual revenues

ADDITIONAL INFORMATION

•	Use of the company’s products and services on terms and conditions similar to those available to other customers or employees generally; and

•	Transactions in which all shareholders receive the same benefits on a pro rata basis

Related Party Transactions

Mr. Leonsis joined the board in July 2010, at which time the Nominating and Governance Committee considered and approved Mr. Leonsis’s relationships with the company. Mr. Leonsis was chairman of the board of directors and a shareholder of Revolution Money Inc., which the company acquired in January 2010. Mr. Leonsis was a selling shareholder and a party to the purchase agreement, which contained customary representations and warranties and seller indemnities. A portion of the total purchase price was placed into escrow to cover certain seller indemnity obligations. As a selling shareholder, Mr. Leonsis received from the escrow approximately $1.15 million in each of January 2011 and January 2012, since the purchase agreement provided that one-half of the escrow would be released pro rata to the sellers at such times.

Mr. Leonsis has been acknowledged as an innovator and Internet entrepreneur and during his career has been involved in identifying business opportunities and driving new strategies based on changing technologies, social media, and the Internet. After the acquisition of Revolution Money, Mr. Leonsis provided consulting services to Mr. Chenault and met with members of our board. In July 2010, when Mr. Leonsis was elected as a director, the board asked him to continue to devote significant time beyond that spent as a director advising the company in the areas of digital, online and mobile payments, strategic initiatives, technology developments, and potential transactions. Accordingly, the board approved a one-year consulting services agreement between Mr. Leonsis and the company in July 2010. The agreement was renewed for an additional one-year term and expired on July 18, 2012. Pursuant to this agreement, we paid Mr. Leonsis a monthly fee of $83,333.33. The agreement contained confidentiality and exclusivity provisions. Mr. Leonsis is not considered an independent director. He does not serve on the Audit, Risk and Compliance, Nominating and Governance, or Compensation and Benefits Committees of the board.

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. For example, our two U.S. Card-issuing banks may extend credit to our directors and executive officers under our charge or lending products. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries. Our executive officers and directors may also have transactions with us involving other goods and services, such as travel services and investments in deposit products offered by subsidiaries of the company. These transactions are also in the ordinary course of our business, and we provide them on terms that we offer to our customers generally. Occasionally, we may have employees who are related to our executive officers or directors. We compensate these individuals in a manner consistent with our practices that apply to all employees.

Certain executive officers and directors are affiliated with companies with whom the company has entered into ordinary course business relationships from time to time, including ordinary course merchant relationships pursuant to which these companies accept our charge and credit Card products and pay us fees when customers use these Cards. From time to time, we may enter into joint marketing or other relationships with one or more of these companies in the ordinary course that encourage customers to apply for and use our Cards. We also may provide ordinary course commercial Card, travel, and bill payments services, or business insights to some of these companies for which these companies pay fees to us. We may engage in other commercial transactions with these companies and pay or receive fees in those transactions. We have a number of similar ordinary course relationships with Berkshire Hathaway Inc., its affiliates, and companies in which they have significant investments. We have also purchased insurance products from a subsidiary of Berkshire Hathaway Inc. in the ordinary course of business and on arms’ length terms.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2012 were timely filed, except, due to an administrative error by the company, a Form 5 was filed four days late on behalf of Louise Parent to report three charitable gifts.

Director and Officer Liability Insurance

We have an insurance program in place to provide coverage for director and officer liability and for fiduciary liability arising from employee benefit plans we sponsor. The coverage for director and officer liability provides that, subject to the policy terms and conditions, the insurers will: (i) reimburse us when we are legally permitted to indemnify our directors and officers; (ii) pay losses, including settlements, judgments, and legal fees, on behalf of our directors and officers when we cannot indemnify them; and (iii) pay our losses resulting from certain securities claims. The fiduciary liability portion of the program covers: us; our employee benefit plans; and the directors, trustees, and employees who serve as fiduciaries for our employee benefit plans. Subject to the policy terms and conditions, it covers losses from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations. A portion of the program is blended with certain other insurances covering the company.

Effective from November 30, 2012 to November 30, 2013, this insurance is provided by a consortium of insurers. ACE American Insurance Company is the lead insurer. XL Specialty Insurance Company, Illinois National Insurance Company, Allied World Assurance Company, Freedom Specialty Insurance Company, Continental Casualty Company, Everest National Insurance Company, Chartis Excess Limited, Alterra Bermuda Ltd., State National Insurance Company, and Starr Indemnity and Liability Company provide excess coverage. The program also includes supplemental layers dedicated exclusively to providing coverage for directors and officers when we cannot indemnify them. The supplemental layers are provided by XL Specialty Insurance Company, Zurich American Insurance Company, Federal Insurance Company, Freedom Specialty Insurance Company, Continental Casualty Company, Everest National Insurance Company, U.S. Specialty Insurance Company, St. Paul Fire & Marine Insurance Company, Starr Indemnity and Liability Company, Allied World Assurance Company, and Chartis Excess Limited. We expect to obtain similar coverage upon expiration of the current program. The annual premium for the program is approximately $5.5 million.

2014 Annual Meeting of Shareholders Information

Requirements and Deadlines for Submission of Proxy Proposals,

Nomination of Directors and Other Business of Shareholders

If a shareholder wants us to include a shareholder proposal in our proxy statement for the 2014 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, our Secretary must receive the proposal at our principal executive offices no later than November 15, 2013. Any such proposal must comply with all the requirements of Rule 14a-8.

Under our by-laws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the company at our principal executive offices. We must receive notice as follows:

•

We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the 2014 Annual Meeting of Shareholders is held on schedule, we must receive notice pertaining to the 2014 Annual Meeting of Shareholders no earlier than December 30, 2013 and no later than January 29, 2014.

ADDITIONAL INFORMATION

•

However, if we hold the 2014 Annual Meeting of Shareholders on a date that is not within 25 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

•

If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our by-laws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received outside of the window specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must comply with the requirements of the company’s by-laws. You may obtain a copy of the company’s by-laws at no cost from the company’s Secretary. The contact information for the company’s Secretary is on page 1.

Other Matters

Mr. Peter Lindner, a former employee of the company, has pursued, through a variety of means, a number of personal grievances against the company since his employment was terminated in 1998, including certain litigation related to previous annual meetings of shareholders.

Mr. Lindner submitted a shareholder proposal under Rule 14a-8 and the company’s by-laws relating to the company’s Code of Conduct for Employees for inclusion in this proxy statement (Lindner Proposal). The proposal seeks to amend the Code of Conduct for Employees to include mandatory penalties for non-compliance after review by independent outside experts. The Lindner Proposal has been excluded from this proxy statement pursuant to a no-action letter received under SEC Rule 14a-8. Mr. Lindner has notified the company that he intends to present the Lindner Proposal directly at the annual meeting.

Mr. Lindner has pursued election to the board for the past three years. Mr. Lindner has indicated that he intends to present himself as a nominee at this year’s annual meeting.

Participants in the Solicitation

Under applicable SEC regulations, members of the board and certain officers and employees of the company may be “participants” with respect to the company’s solicitation of proxies in connection with the annual meeting. Certain information concerning these “participants” is set forth in the proxy statement and in Annex A hereto.

Solicitation of Proxies; Expenses

Should Mr. Lindner commence a proxy solicitation for election as a director, we may incur additional costs in connection with our solicitation of proxies. We have retained Morrow & Co. LLC (Morrow) to assist us in the solicitation of proxies for a fee of $19,000 plus out-of-pocket expenses. If Mr. Lindner commences an actual solicitation of proxies, Morrow expects that approximately ten of its employees would assist in our solicitation. Our expenses related to the solicitation of proxies from shareholders this year would then exceed those normally spent for an annual meeting of shareholders. Such additional costs are expected to aggregate to approximately $100,000. These additional solicitation costs are expected primarily to consist of the increased fees of outside counsel.

ADDITIONAL INFORMATION

Notice of Business to Come Before the Meeting

Our board of directors and the company’s management have not received notice of, and are not aware of, any business to come before the annual meeting other than the agenda items referred to in this proxy statement and the submission of the Lindner Proposal which, while not included in this proxy statement, may be presented by Mr. Lindner at the meeting. In such event, the named proxies will have discretionary voting authority under Rule 14a-4(c) of the Exchange Act with respect to the Lindner Proposal and intend to exercise such discretion to vote AGAINST the Lindner Proposal if presented at the meeting. Adoption of the Lindner Proposal, like the other shareholder proposals that are on the company’s agenda at the meeting, requires the approval of the majority of the votes cast. Abstentions and broker non-votes are not considered as votes cast and will have no effect on the outcome of the vote on the proposal. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

VOTING INSTRUCTIONS AND INFORMATION

Voting Instructions

You may vote common shares that you owned as of March 1, 2013, which is the record date for the meeting. You may vote in the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL
In the United States or Canada, you can vote your shares by calling 1-800-690-6903.	You can vote your shares online at www.proxyvote.com.	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope.

You may also vote your shares at the meeting, and you can revoke your proxy at any time before your shares are voted, as described under How to Vote on page 1.

We are offering our shareholders the opportunity to confirm their vote, as described under How to Vote—Vote Confirmation on page 1.

Record Date

You may vote all common shares that you owned as of the close of business on March 1, 2013, which is the record date for the meeting. On the record date, we had 1,101,986,215 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one or more of the following ways:

•

Directly in your name as the shareholder of record, including shares purchased through our transfer agent’s Computershare Investment Plan stock purchase plan or restricted stock awards issued to employees under our long-term incentive plans

•	Indirectly through a broker, bank, or other holder of record in “street name”

•	Indirectly through the American Express Company Stock Fund of our Retirement Savings Plan (RSP) or the Employee Stock Ownership Plan of Amex Canada, Inc.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other holder of record is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

SHARES HELD UNDER PLANS

If you participate in the Computershare Investment Plan, which is the stock purchase plan administered by Computershare, the company’s transfer agent, your proxy includes the number of shares enrolled in that plan as well as any shares you have acquired through dividend reinvestment. If you participate in the RSP or the Employee Stock Ownership Plan of Amex Canada, Inc., your proxy includes shares that the relevant plan has credited to your account.

To allow sufficient time for the RSP and the Employee Stock Ownership Plan of Amex Canada, Inc. trustees to vote, the trustees must receive your voting instructions by 11:59 p.m. Eastern Time on Tuesday, April 23, 2013. If the trustees for the RSP and the Employee Stock Ownership Plan of Amex Canada, Inc. do not receive your instructions by that date, the trustees will not vote your shares.

VOTING INSTRUCTIONS AND INFORMATION

Voting Information

Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. Your vote will not be disclosed, unless the law requires disclosure, you authorize disclosure, or your vote is cast in a contested election. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments. In addition, the Inspectors of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Effect of Not Casting Your Vote

If you hold your shares in street name, you are receiving a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” item on this year’s annual meeting agenda is Item 2 (ratification of the company’s independent registered public accounting firm).

If you hold your shares in street name, and you wish to have your shares voted on all items in this proxy statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any items with the exception that your broker may vote in its discretion on Item 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the items of business at the annual meeting.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy.

To elect directors and adopt the other proposals, the following votes are required under our governing documents and New York State law:

ITEM	VOTE REQUIRED	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES ON VOTE REQUIRED*
Election of directors	Plurality of the votes cast in a contested election; approval of the majority of the votes cast in an uncontested election. As a result of Mr. Lindner’s actions, plurality voting will apply. See Other Matters on page 73.	Not considered as votes cast and have no effect on the outcome
Ratification of appointment of independent registered public accounting firm	Approval of the majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Advisory resolution to approve executive compensation**	Approval of the majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Shareholder Proposal**	Approval of the majority of the votes cast	Not considered as votes cast and have no effect on the outcome

*A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under Effect of Not Casting Your Vote, your broker may vote in its discretion only on Item 2, ratification of appointment of the company’s independent registered public accounting firm.

**Advisory/Non-binding

There are no cumulative voting rights.

VOTING INSTRUCTIONS AND INFORMATION

Multiple Shareholders Sharing the Same Address

We are sending only one notice or one proxy statement and annual report to the address of multiple shareholders unless we have received contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving paper and reducing printing costs. If any shareholder residing at such an address wishes to receive an individual copy of the materials, or if you are receiving multiple copies of our proxy statement and annual report and would like to enroll in this service, please contact the company’s Secretary. The contact information for the company’s Secretary is on page 1.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies on behalf of the board of directors. Our directors, officers, or employees may solicit proxies for us in person, or by mail, telephone, facsimile, or electronic transmission. We have hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to help us distribute and solicit proxies. We will pay them $19,000 plus expenses for these services.

Availability of Form 10-K

If you would like a paper copy of our 2012 Form 10-K, excluding certain exhibits, please contact Carol V. Schwartz, Secretary, American Express Company, 200 Vesey Street, New York, New York 10285.

* * * *

You can find the directions to our meeting on the inside back cover of this proxy statement. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by voting by telephone or by Internet, or by completing, signing, dating, and returning your proxy form in the enclosed envelope.

KENNETH I. CHENAULT

Chairman and Chief Executive Officer

ANNEX A

Additional Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of the board of directors, the board’s nominees, and certain officers and other employees of the company may be “participants” with respect to the company’s solicitation of proxies in connection with the annual meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names and business addresses of the company’s directors (each of whom other than Messrs. Leschly and Miller is also a board nominee for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the director is carried on. The principal occupations or employment of the board’s director nominees are set forth under the heading Item 1—Election of Directors in this proxy statement.

NAME	BUSINESS NAME AND ADDRESS
Charlene Barshefsky	WilmerHale 1875 Pennsylvania Avenue, NW Washington, DC 20006
Ursula M. Burns	Xerox Corporation 45 Glover Avenue Norwalk, Connecticut 06856
Kenneth I. Chenault	American Express Company 200 Vesey Street New York, New York 10285
Peter Chernin	Chernin Entertainment Inc. 1733 Ocean Avenue, Suite 300 Santa Monica, California 90401
Anne Lauvergeon	A.L.P. SAS 134 Boulevard Haussmann 75008 Paris, France
Theodore J. Leonsis	Monumental Sports & Entertainment, LLC 627 N. Glebe Road, Suite 850 Arlington, Virginia 22203
Jan Leschly	Care Capital LLC 47 Hulfish Street, Suite 310 Princeton, New Jersey 08542
Richard C. Levin	Yale University 105 Wall Street New Haven, Connecticut 06511
Richard A. McGinn	MR Investment Partners 845 Third Avenue, 6th Floor New York, New York 10022
Edward D. Miller	AXA Financial, Inc. 1290 Avenue of the Americas, 14th Floor New York, New York 10104
Samuel J. Palmisano	301 Merritt 7 Corporate Park Norwalk, Connecticut 06851

A1

ANNEX A

NAME	BUSINESS NAME AND ADDRESS
Steven S Reinemund	Wake Forest University Schools of Business 1834 Wake Forest Road 2116 Worrell Professional Center Winston-Salem, North Carolina 27106
Daniel M. Vasella	Novartis International AG P.O. Box 4002 Basel Switzerland
Robert D. Walter	The Robert D. Walter Company 330 West Spring Street, Suite 400 Columbus, Ohio 43215
Ronald A. Williams	RW2 Enterprises, LLC 29 South Main Street, Suite 309 West Hartford, Connecticut 06107

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the company’s officers and employees who are “participants.” The principal business address of each such person is c/o American Express Company, 200 Vesey Street, New York, New York 10285.

NAME	PRINCIPAL OCCUPATION
Ken F. Paukowits	Vice President Investor Relations
Richard Petrino	Senior Vice President Investor Relations
Carol V. Schwartz	Secretary

Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Annex A or in this proxy statement, none of the persons listed above under Directors and Nominees or Certain Officers and Other Employees owns any company securities of record that they do not own beneficially. The number of company securities beneficially owned by directors as of February 15, 2013 is set forth under the heading Ownership of Our Common Shares in this proxy statement. The number of company securities beneficially owned by the company’s officers and employees who are “participants” as of March 1, 2013 is set forth below.

NAME	COMPANY SECURITIES OWNED
Ken F. Paukowits	254
Richard Petrino	61,125
Carol V. Schwartz	14,955

A2

ANNEX A

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the company’s securities during the past two years by the persons listed above under Directors and Nominees and Certain Officers and Other Employees. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (02/01/11 through 03/01/13)

NAME	DATE	NUMBER OF SHARES AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
Charlene Barshefsky	—	—	—
Ursula M. Burns	—	—	—
Kenneth I. Chenault	3/31/2011	133	(7)
	6/30/2011	104	(7)
	9/30/2011	105	(7)
	12/31/2011	52	(7)
	3/8/2011	(340)	(4)
	5/6/2011	(7,976)	(4)
	5/6/2011	(4,985)	(4)
	5/6/2011	(3,998)	(4)
	5/6/2011	(3,988)	(4)
	5/6/2011	(997)	(4)
	5/6/2011	(498)	(4)
	5/9/2011	(500)	(4)
	5/19/2011	(1,639)	(4)
	12/12/2011	(137)	(4)
	12/12/2011	137	(4)
	1/26/2012	13,451	(5)
	1/26/2012	(6,769)	(6)
	1/27/2012	206,951	(5)
	1/27/2012	(104,138)	(6)
	2/28/2012	555,208	(2)
	2/28/2012	(624,988)	(3)
	2/28/2012	(68,733)	(3)
	3/5/2012	(3,962)	(4)
	3/5/2012	(3,774)	(4)
	3/5/2012	(7,547)	(4)
	3/5/2012	(4,717)	(4)
	3/31/2012	77	(7)
	5/2/2012	(7,385)	(4)
	6/30/2012	107	(7)
	9/30/2012	74	(7)
	12/31/2012	81	(7)
	1/28/2013	124,923	(5)
	1/28/2013	(64,423)	(6)
	1/28/2013	67,286	(5)
	1/28/2013	(34,700)	(6)
	1/28/2013	13,451	(5)

A3

ANNEX A

NAME	DATE	NUMBER OF SHARES AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
	1/28/2013	(6,937)	(6)
	2/8/2013	555,208	(2)
	2/8/2013	(519,137)	(3)
	2/8/2013	(91,221)	(3)
	2/8/2013	(33,507)	(3)
	2/8/2013	67	(7)
Peter Chernin	—	—	—
Anne Lauvergeon	—	—	—
Theodore J. Leonsis	02/25/2011	5,000	(1)
	1/22/2013	(5,000)	(4)
Jan Leschly	2/29/2012	3,427	(2)
	2/29/2012	(3,427)	(3)
	11/19/2012	(35,250)	(3)
	11/19/2012	(35,250)	(3)
	11/19/2012	35,250	(1)
	11/19/2012	35,250	(1)
Richard C. Levin	—	—	—
Richard A. McGinn	—	—	—
Edward D. Miller	—	—	—
Samuel J. Palmisano	3/18/2011	4,000	(1)
	8/8/2011	(14,000)	(3)
	1/7/2013	400	(1)
	2/6/2013	150	(1)
Steven S Reinemund	2/10/2012	69	(8)
	5/10/2012	67	(8)
	8/10/2012	72	(8)
Daniel M. Vasella	—	—	—
Robert D. Walter	—	—	—
Ronald A. Williams	—	—	—
Ken F. Paukowits	4/21/2011	(844)	(3)
	1/26/2012	214	(5)
	1/26/2012	(87)	(6)
	1/27/2012	112	(5)
	1/27/2012	(46)	(6)
	1/27/2012	196	(5)
	1/27/2012	(79)	(6)
	1/29/2012	224	(5)
	1/29/2012	(91)	(6)
	1/29/2012	628	(5)
	1/29/2012	(253)	(6)
	1/31/2012	194	(5)
	1/31/2012	(79)	(6)
	2/7/2012	(818)	(3)
	4/27/2012	(115)	(3)
	11/9/2012	5	(8)
	1/24/2013	101	(5)
	1/24/2013	(43)	(6)
	1/24/2013	254	(5)
	1/24/2013	(108)	(6)

A4

ANNEX A

NAME	DATE	NUMBER OF SHARES AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
	1/26/2013	213	(5)
	1/26/2013	(78)	(6)
	1/27/2013	113	(5)
	1/27/2013	(41)	(6)
	1/27/2013	197	(5)
	1/27/2013	(72)	(6)
	1/29/2013	225	(5)
	1/29/2013	(82)	(6)
	1/29/2013	629	(5)
	1/29/2013	(227)	(6)
	2/5/2013	(1,050)	(3)
	2/8/2013	4	(8)
Richard Petrino	3/31/2011	1	(7)
	4/26/2011	9,511	(2)
	4/26/2011	(9,511)	(3)
	6/30/2011	1	(7)
	9/30/2011	1	(7)
	10/27/2011	5,000	(2)
	10/27/2011	(5,000)	(3)
	12/31/2011	1	(7)
	1/26/2012	1,313	(5)
	1/26/2012	(474)	(6)
	1/27/2012	1,122	(5)
	1/27/2011	(405)	(6)
	1/29/2012	1,216	(5)
	1/29/2012	(439)	(6)
	3/8/2012	(1,000)	(3)
	3/9/2012	4,500	(2)
	3/9/2012	(4,500)	(3)
	5/1/2012	6,854	(2)
	5/1/2012	(6,854)	(3)
	5/10/2012	14	(8)
	8/10/2012	15	(8)
	9/7/2012	4,000	(2)
	9/7/2012	(4,000)	(3)
	10/30/2012	8,970	(5)
	10/30/2012	(4,133)	(6)
	11/9/2012	16	(8)
	1/26/2013	1,312	(5)
	1/26/2013	(486)	(6)
	1/27/2013	1,123	(5)
	1/27/2013	(416)	(6)
	1/29/2013	1,216	(5)
	1/29/2013	(450)	(6)
	2/8/2013	30	(8)
Carol V. Schwartz	5/29/2011	453	(5)
	5/29/2011	(184)	(6)
	1/26/2012	312	(5)
	1/26/2012	(139)	(6)

A5

ANNEX A

NAME	DATE	NUMBER OF SHARES AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
	1/27/2012	266	(5)
	1/27/2012	(119)	(6)
	1/29/2012	789	(5)
	1/29/2012	(352)	(6)
	1/31/2012	255	(5)
	1/31/2012	(114)	(6)
	5/29/2012	453	(5)
	5/29/2012	(183)	(6)
	1/24/2013	241	(5)
	1/24/2013	(98)	(6)
	1/26/2013	312	(5)
	1/26/2013	(126)	(6)
	1/27/2013	267	(5)
	1/27/2013	(111)	(6)
	1/29/2013	790	(5)
	1/29/2013	(326)	(6)
	2/8/2013	(2,177)	(3)

(1)	Open market acquisition
(2)	Exercise of Nonqualified Options
(3)	Open market sale
(4)	Gift of shares
(5)	Vesting of Restricted Stock Award or Restricted Stock Units
(6)	Shares withheld as payment of taxes or costs upon conversion, vesting, or exercise of Restricted Stock Units, Restricted Stock Awards, or Nonqualified Options
(7)	Represents estimated quarterly increase (decrease) of shares held in the participant’s Retirement Savings Plan
(8)	Dividend reinvestment

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, Participant Affiliates) is either a party to any transaction or series of transactions since January 1, 2012 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the company or any securities of any subsidiary of the company, and (b) no participant owns any securities of the company of record but not beneficially.

Except as described in this Annex A or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the company or any of its affiliates or any future transactions to which the company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this proxy statement, there are no contracts, arrangements, or understandings by any participant or Participant Affiliate since January 1, 2012 with any person with respect to any securities of the company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

A6

ANNEX A

Except as described in this Annex A or in this proxy statement, and excluding any director or executive officer of the company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

A7

ANNEX B

Information Regarding Non-GAAP Financial Measures

The tables below provide further information on adjusted earnings per share (EPS) and return on average equity (ROE) for 2012, as presented on page 20.

Adjusted Earnings Per Share (EPS*)	2012
GAAP EPS		$3.89
Adjustments for Q4’12 Charges (After-Tax) Restructuring Charges Membership Rewards Estimation Process Enhancement Expense Cardmember Reimbursements	$ $ $	0.25 0.19 0.07
Adjusted EPS		$4.40

*	EPS is Earnings per Common Share from Continuing Operations Diluted, determined as net income from continuing operations attributable to common shareholders divided by diluted weighted-average shares. Diluted weighted-average shares include weighted-average shares outstanding plus the dilutive effect of share-based compensation.

Adjusted Return on Average Equity (ROE)/millions	2012
GAAP Net Income		$4,482		(A)
Adjustments for Q4’12 Charges (After-Tax) Restructuring Charges Membership Rewards Estimation Process Enhancement Expense Cardmember Reimbursements	$ $ $	287 212 95
Adjusted Net Income		$5,076		(B)
GAAP Average Shareholders’ Equity Adjustment for Q4’12 Charges	$ $	19,425 46		(C)
Adjusted Average Shareholders’ Equity		$19,471		(D)
GAAP Return on Average Equity Adjusted Return on Average Equity		23.1 26.1	% %	(A)/(C) (B)/(D)

B1

Location of the 2013 Annual Meeting

of Shareholders of American Express Company

Our world headquarters is the site of the 2013 Annual Meeting of Shareholders. We are located at 200 Vesey Street on the west side of Lower Manhattan in the World Financial Center.

BY SUBWAY

Take any of these subway lines: the A, C, E, R or the 1, 2, 3, 4, or 5 trains. All of these trains stop near the World Financial Center. The World Financial Center is located across the Westside Highway (also known as West Street) on the Hudson River. Our building is on the north side of the Winter Garden in the World Financial Center.

BY CAR OR TAXI

Take the Westside Highway in Lower Manhattan. Enter the World Financial Center by turning west on either Murray Street or Vesey Street. Go to the main entrance of our building located at the corner of Vesey Street and the Westside Highway.

If you need special assistance at the annual meeting because of a disability, you may contact Carol V. Schwartz, our Secretary, by telephone at 212-640-5714, by e-mail at carol.schwartz@aexp.com or by writing to her at the company’s headquarters at 200 Vesey Street, New York, New York 10285.

200 VESEY STREET NEW YORK, NY 10285
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2013 (for holders in employee benefit plans), or on April 28, 2013 (for all other shareholders). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2013 (for holders in employee benefit plans), or on April 28, 2013 (for all other shareholders). Have your proxy card in hand when you call and then follow the instructions. Toll free in the U.S. and Canada.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION

You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on April 29, 2013 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow .. Vote Confirmation is available 24 hours after your vote is received beginning April 15, 2013, with the final vote tabulation remaining available through June 29, 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M53140-P34521	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN EXPRESS COMPANY				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors The Board of Directors recommends you vote FOR all the following nominees:
				☐	☐	☐
1.	Election of Directors
Nominees:
	01)	C. BARSHEFSKY	08) R.A. MCGINN
	02)	U.M. BURNS	09) S.J. PALMISANO
	03)	K.I. CHENAULT	10) S.S REINEMUND
	04)	P. CHERNIN	11) D.L. VASELLA
	05)	A. LAUVERGEON	12) R.D. WALTER
	06)	T.J. LEONSIS	13) R.A. WILLIAMS
	07)	R.C. LEVIN
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain	The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain
2.	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.			☐	☐	☐	4.	Shareholder proposal relating to separation of chairman and CEO roles.	☐	☐	☐
3.	Advisory resolution to approve executive compensation.			☐	☐	☐
The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Signed proxies returned without specific voting instructions will be voted as the Board of Directors recommends.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Notice to employees participating in the American Express Retirement Savings Plan (“RSP”) or

the Employee Stock Ownership Plan of Amex Canada, Inc. (“ESOP”)

Your voting instructions must be received on or before 11:59 P.M. Eastern Time, Tuesday April 23, 2013,

by Broadridge, which is acting on behalf of the Trustees of the Plans.

If your voting instructions are not received by 11:59 P.M. Eastern Time, Tuesday, April 23, 2013,

the Trustees of the RSP and the ESOP will not vote the shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

M53141-P34521

AMERICAN EXPRESS COMPANY Proxy for the Annual Meeting of Shareholders on Monday, April 29, 2013

The undersigned hereby appoints Daniel T. Henry, Louise M. Parent, Carol V. Schwartz, and Karen B. Tate, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s headquarters at 200 Vesey Street, New York, NY 10285, on Monday, April 29, 2013 at 9:00 A.M., Eastern Time, and at any adjournment(s) or postponement(s) of the Meeting, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the Proxy Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. The undersigned hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone. Follow the instructions on the reverse side of this card.

If you choose to submit your voting instructions by mail: mark, sign, and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) (Please sign and date on the reverse side)